UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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GlobalSantaFe Corporation

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SEC 1913 (3-99)

GlobalSantaFe Corporation

Notice of Annual General Meeting of Shareholders

to be held on

Thursday, June 7, 2007

at 8:00 a.m.

GlobalSantaFe Auditorium

15375 Memorial Drive

Houston, Texas

You are cordially invited to attend the 2007 Annual General Meeting of Shareholders of GlobalSantaFe Corporation to:

1. Elect two directors.

2. Ratify the appointment of the Company’s independent auditor.

3. Transact such other business as may be properly brought before the meeting.

Shareholders of record at the close of business on April 9, 2007, will be entitled to vote.

Your vote is important. Whether you plan to attend or not, please vote as soon as possible. You may vote on the Internet, by telephone, or by mailing the enclosed proxy or voting direction form. Please review the instructions in the proxy statement and on your proxy card or voting direction form regarding each of these voting options.

This notice incorporates the proxy statement that accompanies it.

ALEXANDER A. KREZEL
Secretary

Houston, Texas

April 30, 2007

GlobalSantaFe Corporation

Proxy Statement

This proxy statement and the proxy card are being mailed beginning on or about April 30, 2007. GlobalSantaFe’s Board of Directors is soliciting proxies for use at the Annual General Meeting of Shareholders to be held on June 7, 2007, and any postponement or adjournment of the meeting. The meeting will be held in the GlobalSantaFe Auditorium at the principal executive offices of the Company, which are located at 15375 Memorial Drive, Houston, Texas 77079-4101, telephone number 281-925-6000. The Company’s website is www.GlobalSantaFe.com.

YOUR VOTE IS IMPORTANT

Owners of record, beneficial owners, and owners of shares held in a GlobalSantaFe 401(k) account can generally vote any one of three ways: on the Internet, by telephone, or by mail. To vote by mail, please sign and date the enclosed proxy card or voting direction form and return it in the envelope provided. For further details on voting on the Internet or by telephone, please refer to the material under the heading Information About the Meeting and Voting, which begins on the next page.

INFORMATION ABOUT THE MEETING AND VOTING

When were proxy materials mailed?

This proxy statement and the proxy card were first mailed on or about April 30, 2007, to owners of GlobalSantaFe ordinary shares in connection with the solicitation of proxies by our Board of Directors for the 2007 Annual General Meeting of Shareholders to be held in Houston, Texas, on June 7, 2007. Proxies are solicited to give all shareholders of record at the close of business on April 9, 2007, an opportunity to vote on matters that come before the annual general meeting. This procedure is necessary because shareholders live throughout the United States and abroad, and most will not be able to attend the meeting.

What am I voting on?

The Board is soliciting your vote for:

•	the election of two directors;

•	the ratification of the appointment by the Audit Committee of the Company’s independent auditor; and

•	the transaction of such other business as may be properly brought before the meeting or any adjournment or postponement of the meeting.

Who is entitled to vote?

Shareholders of record at the close of business on April 9, 2007, the record date, are entitled to vote on matters that come before the meeting. Shares can be voted only if the shareholder is present in person or is represented by proxy.

How many votes do I have?

Each GlobalSantaFe Corporation ordinary share that you own as of the record date entitles you to one vote at the 2007 Annual General Meeting of Shareholders with respect to each matter voted upon. On April 9, 2007, there were 227,569,491 ordinary shares issued and outstanding.

How do I vote?

Shareholders may vote on the Internet, by telephone or by mail. Shareholders of record who do not hold their shares through a bank, broker or other holder of record, and owners of shares held in a GlobalSantaFe 401(k) Savings Plan account, can vote on the Internet at www.investorvote.com or by telephone by calling the number listed on the proxy card or voting direction form. Please have your proxy card or voting direction form in hand when calling or going online. To vote by mail, please sign, date and mail your proxy card or voting direction form in the envelope provided.

If you own your shares through a bank, broker or other holder of record, you should follow the separate instructions they provide you. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

If you are a holder of record and attend the annual general meeting in person, you may request a ballot when you arrive and vote at the meeting. If your shares are held in the name of your bank, broker or other holder of record, you will need to bring a letter from the holder of record indicating that you were the beneficial owner of the shares on April 9, 2007, the record date for voting, and are authorized to vote the shares.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices on one or more items, the shares will be voted as recommended by the Board for those items as to which you did not specify your choice. The Board’s recommendations are set forth below under “What are the Board’s recommendations?”

What if other items come up at the annual general meeting and I am not there to vote?

When you return a signed and dated proxy card or provide your voting instructions by telephone or on the Internet, you give the proxies who are named on your proxy card (or in the case of shares held through the GlobalSantaFe 401(k) Savings Plan, the Trustee) the discretionary authority to vote on your behalf on any other matter, in addition to those identified in this proxy statement, that is properly brought before the annual general meeting. No other matter or nomination for director has been timely submitted to the Company for the 2007 Annual General Meeting of Shareholders in accordance with the provisions of the Company’s Articles of Association.

Can I change my vote or revoke my proxy?

If you are a shareholder of record, you can change your vote by revoking your proxy at any time before it is exercised in one of four ways:

•

notify the Company’s Secretary in writing before the annual general meeting that you are revoking your proxy (the Secretary’s address is: Secretary, GlobalSantaFe Corporation, 15375 Memorial Drive, Houston, Texas 77079-4101);

•	submit another proxy with a later date;

•	vote again by telephone or the Internet; or

•	vote in person at the annual general meeting.

If you are a beneficial owner of shares held in the name of another holder of record, such as a bank or broker, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the annual general meeting if you present a letter from the holder of record as described above.

Attendance at the annual general meeting will not, in and of itself, constitute a revocation of a proxy.

What does it mean if I receive more than one proxy card?

It probably means that you have shares registered in different ways (for instance registered under different names), or that you have shares in more than one account. You should vote each of your accounts on the Internet, by telephone, or by mail. If you mail your proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you wish to combine your shareholder accounts in the future, you should contact our transfer agent, Computershare, by telephone at 877-273-7879 (toll free United States and Canada) or 312-360-5149 (international direct dial); by e-mail at www.computershare.com/contactus; or by mail at Computershare, P.O. Box 43078, Providence, RI 02940-3078. Combining accounts reduces excess printing and mailing costs, resulting in savings that benefit you as a shareholder.

What constitutes a quorum?

If a majority of the shares outstanding as of the record date are present in person or by proxy at the meeting, a quorum will exist. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or on the Internet, or if you vote at the annual general meeting. At the close of business on April 9, 2007, the record date for the meeting, there were issued and outstanding 227,569,491 ordinary shares, all of one class.

Abstentions and broker non-votes (described below) are counted as present and entitled to vote for the purpose of determining a quorum. A broker non-vote occurs when a broker votes on some matters but does not vote or give a proxy to vote on others, usually because the broker does not have the authority to do so. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If specific instructions are not received, brokers may generally vote the shares in their discretion. However, the New York Stock Exchange precludes brokers from exercising voting discretion (including by giving a proxy) on certain proposals without specific instructions from the beneficial owner. Under the rules of the New York Stock Exchange, brokers will have the discretion to vote on BOTH the election of directors and the ratification of the appointment of the Company’s independent auditor.

What vote is required to approve each proposal?

Election of Directors: Votes may be cast in favor or withheld in the election of directors. The affirmative vote of a majority of the total votes cast is required to elect each director. Votes that are withheld will be included as votes cast for this purpose, thus having the effect of a negative vote.

Ratification of Appointment of the Company’s Independent Auditor: Votes may be cast for or against the ratification of the appointment of the independent auditor. Ratification requires the affirmative vote of a majority of the votes cast. Abstentions on this proposal will have no effect on the outcome.

What are the Board’s recommendations?

The Board recommends a vote (1) FOR the election of directors and (2) FOR the ratification of the appointment of the Company’s independent auditor.

How do I access proxy materials on the Internet?

Shareholders can access our Notice of Annual Meeting, our Proxy Statement and our 2006 Annual Report on the Investor Relations section of our website at www.GlobalSantaFe.com under the caption “Annual Report.” You cannot vote on this website, however. See “How do I vote?” above for information regarding voting on the Internet.

PROPOSAL 1. ELECTION OF DIRECTORS

GlobalSantaFe’s Board of Directors is divided into three classes. Generally, shareholders elect one class at each annual general meeting to serve a three-year term. Directors elected at the 2007 Annual General Meeting of Shareholders will serve a three-year term to expire at the 2010 Annual General Meeting of Shareholders. Except as you otherwise specify in your proxy, your proxy will be voted for the election of the nominees named below. The affirmative vote of a majority of the total votes cast is required to elect each director. If any of the nominees becomes unable or otherwise unavailable to serve, the Board will either reduce the number of directors constituting the entire board or designate a substitute nominee to stand for election.

Information concerning the nominees for election and the other directors appears below. References to Global Marine are to Global Marine Inc., which merged with a subsidiary of the Company in 2001. At the time of the merger, the Company changed its name from Santa Fe International Corporation to GlobalSantaFe Corporation.

Photographs of the Company’s directors are located on the Company’s website at www.GlobalSantaFe.com, under the caption “Corporate” and then “Management.”

Nominees for Terms Expiring in 2010

Edward R. Muller, 55, has served as a director of the Company since 2001 and served as a director of Global Marine from 1997 through 2001. Since 2005, he has served as the Chairman, President and Chief Executive Officer of Mirant Corporation, an energy company that produces and sells electricity in the United States, the Caribbean and the Philippines. Mr. Muller served as President and Chief Executive Officer of Edison Mission Energy, a wholly owned subsidiary of Edison International, from 1993 until 2000. During his tenure, Edison Mission Energy was engaged in developing, owning and operating independent power production facilities worldwide.

John L. Whitmire, 66, has served as a director of the Company since 2001 and served as a director of Global Marine from 1999 through 2001. Mr. Whitmire has served since 1999 as Chairman of the Board of Directors of CONSOL Energy Inc., which is engaged in the production of coal and natural gas for the electric utility industry. Mr. Whitmire was Chairman of the Board and Chief Executive Officer of Union Texas Petroleum Holdings, Inc. from 1996 until the company was acquired by ARCO in 1998. Prior to joining Union Texas Petroleum, Mr. Whitmire’s career spanned over 30 years at Phillips Petroleum Company, where he held various senior management positions including Executive Vice President-Exploration and Production. He was also a member of Phillips’ Board of Directors. Mr. Whitmire is also currently a director of El Paso Corporation.

Requisite Vote. The affirmative vote of a majority of the total votes cast is required to elect each director. The Board of Directors recommends a vote “FOR” each of the above-named nominees for terms expiring in 2010.

The members of the Board of Directors who are not subject to election at the 2007 Annual General Meeting of Shareholders are as follows:

Continuing Directors with Terms Expiring in 2008

W. Richard Anderson, 53, has served as a director of the Company since September 2006. Since 2002, he has served as President and Chief Executive Officer of Prime Natural Resources, Inc., a closely held oil and natural gas exploration and production company with headquarters in Houston, Texas. Prior to joining Prime as Chief Financial Officer in 1998, Mr. Anderson was managing partner of Hein & Associates, LLP, a certified public accounting firm. He currently serves as a director of Calibre Energy, Inc. and Boots & Coots International Well Control, Inc.

Richard L. George, 56, has served as a director of the Company since 2001. Since 1991, he has been the President and Chief Executive Officer of Suncor Energy Inc., a widely held Canadian integrated oil and gas company. Prior to 1991, Mr. George spent ten years in the international oil business with Sun Company where he held various positions in project planning, production evaluation, exploration and production. During the last four years of this period, he was Managing Director of Sun Oil Britain Limited in the U.K. Mr. George is the past Chairman and a current member the Board of Directors of the Canadian Council of Chief Executives.

Robert E. Rose, 68, has served as a director of the Company since 2001 and served as a director of Global Marine from 1998 through 2001. Mr. Rose has been the Company’s non-executive Chairman of the Board since 2004, when he retired as an employee of the Company. Mr. Rose served as the Company’s Executive Chairman from 2001 until 2004, prior to which he served as the President and Chief Executive Officer of Global Marine after re-joining Global Marine in 1998 and as Global Marine’s Chairman from 1999 through 2001. He began his professional career with Global Marine in 1964 and left Global Marine in 1976. Mr. Rose then held executive positions with other offshore drilling companies, including more than a decade as President and Chief Executive Officer of Diamond Offshore Drilling, Inc. and its predecessor, Diamond M Company. He resigned from Diamond Offshore in 1998 and served as President and Chief Executive Officer of Cardinal Services, Inc. an oil services company, before re-joining Global Marine. Mr. Rose is also a director of Grey Wolf, Inc.

Stephen J. Solarz, 66, has served as a director of the Company since 1998. Mr. Solarz is President of Solarz Associates, an international consulting firm. He also is a member of the board of the International Crisis Group, and a Senior Counselor at APCO Worldwide. Mr. Solarz is on the board of the Elliott School of International Affairs at George Washington University and the Brandeis University Center for International Ethics and Justice. He served in public office for 24 years, both in the New York Assembly and in the U.S. House of Representatives. As a Congressman, Mr. Solarz served on various committees, including the House Foreign Affairs Committee where he chaired the Subcommittee on Africa and the Subcommittee on Asian and Pacific Affairs.

Continuing Directors with Terms Expiring in 2009

Thomas W. Cason, 64, has served as a director of the Company since 2001 and served as a director of Global Marine from 1995 through 2001. Mr. Cason owned and managed five agricultural equipment dealerships until his retirement in December 2006. He served as interim President and Chief Operating Officer of Key Tronic Corporation during 1994 and 1995 and was a partner in Hiller Key Tronic Partners, L.P. Mr. Cason previously held various financial and operating positions with Baker Hughes Incorporated, including senior executive positions with Baker Hughes’ Drilling Group, serving most recently as Senior Vice President and Chief Financial Officer of Baker Hughes Incorporated. Mr. Cason is a member of the board of directors of Mirant Corporation and chairman of its audit committee.

Jon A. Marshall, 55, has served as a director and as President and Chief Executive Officer of the Company since 2003. Previously, he served as the Company’s Executive Vice President and Chief Operating Officer from 2001 until 2003 and as Global Marine’s Executive Vice President and Chief Operating Officer from 1998 through 2001. He was President of GlobalSantaFe Drilling Company, a wholly-owned subsidiary of the Company, from 1997 to 1998, and Group Vice President of Global Marine, responsible for worldwide turnkey operations, integrated drilling services, and exploration and production, from 1995 to 1997. Prior to that, Mr. Marshall was President of Challenger Minerals Inc. and of Applied Drilling Technology Inc., which are also wholly-owned subsidiaries of the Company. Mr. Marshall joined Global Marine in 1979.

Carroll W. Suggs, 68, has served as a director of the Company since 2001 and served as a director of Global Marine from 2000 through 2001. Mrs. Suggs served as the Chairman and Chief Executive Officer of Petroleum Helicopters, Inc. from 1990 until her retirement in 2001. Petroleum Helicopters provides helicopter transportation services to companies engaged in the offshore oil and gas industry, to institutions involved in emergency medical services, and to government agencies. Mrs. Suggs serves on the board of POGO Producing Company. She also serves as Chairman of the Board of Trustees of Xavier University of Louisiana, and she serves on the boards of the Louisiana Cancer Research Consortium and of the United Way of New Orleans.

Directors Not Standing for Re-election

The Company’s Amended and Restated Articles of Association provide that no person shall serve as a director of the Company who at the time of his or her election has reached his or her 70th birthday. As a Class I director, Paul J. Powers’ term as a director will expire at the 2007 Annual General Meeting of Shareholders. He has reached his 70th birthday and accordingly is not standing for re-election.

After consultation with Mr. Ferdinand A. Berger, the Nominating and Governance Committee decided not to nominate him for re-election as a Class I director. Accordingly, Mr. Berger’s services as a director will also end at the 2007 Annual General Meeting of Shareholders.

BOARD INDEPENDENCE

As contemplated by the New York Stock Exchange (“NYSE”) Corporate Governance Rules and the requirements under the Sarbanes-Oxley Act of 2002, the Board of Directors has adopted Director Independence Standards, which are attached to this proxy statement as Appendix A. The Board reviews each director’s independence annually. The purpose of this review is to determine if the director has a material relationship with GlobalSantaFe either directly or as a partner, officer or shareholder of an organization that has a relationship with GlobalSantaFe. Although the Board considers all relevant facts and circumstances in assessing whether a director is independent, relationships that are addressed by and fall under the thresholds specified in Section B of the Director Independence Standards are not required to be disclosed in connection with the Board’s independence determinations. Pursuant to its review, the Board has affirmatively determined that each of the Company’s directors is independent, with the exception of Mr. Marshall, who is not independent due to his current employment relationship with the Company, and Mr. Rose who was not independent prior to March 31, 2007, due to his having been an executive officer within three years prior to that date. Since March 31, 2007, Mr. Rose’s status as an independent director would no longer be precluded by the rules of the NYSE because of his prior service as an executive officer, and the Board is expected to make a determination regarding his independence when it meets in June 2007. Directors who are not independent are precluded from serving on the Company’s Audit, Compensation, and Nominating and Governance Committees and do not participate in meetings of the independent directors, which are held at least once each calendar year.

BOARD COMMITTEES AND OTHER BOARD MATTERS

During 2006, the Board of Directors held four meetings. The Board of Directors has three standing committees—the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee—and had a fourth committee, the Executive Committee, until September 2006. During 2006, each current director of the Company attended at least 75% of the meetings of the Board and committees of the Board on which he or she served. All of the directors attended the 2006 Annual General Meeting of Shareholders except Mr. Anderson, who was not a director at the time of the meeting.

Audit Committee. The Audit Committee consists of four directors: Thomas W. Cason, Chairman, W. Richard Anderson, Paul J. Powers, and John L. Whitmire. Each member of the Committee has been determined by the Board to be independent for purposes of the NYSE’s Corporate Governance Rules. In addition, each member of the Committee is independent under the rules of the Securities and Exchange Commission regarding audit committees. The Board of Directors has determined that Thomas W. Cason is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission. Each member of the Committee is financially literate within the meaning of the NYSE’s Corporate Governance Rules. The Committee held eight meetings during 2006. Members of the Committee, the Company’s independent auditor, the Chief Financial Officer, Controller, General Counsel and the head of the Company’s internal audit staff attend Committee meetings. In addition, the Committee meets separately and privately with the Company’s independent auditor, senior financial executives, the General Counsel and the head of the internal audit staff several times each year. The Chairman of the Committee has frequent contact between regularly scheduled committee meetings with representatives of the independent auditor, senior financial executives, the General Counsel and the head of the internal audit staff to discuss recent developments and to plan the agendas for the Committee’s meetings. The Chairman also maintains telephone contact with those individuals at other times. The Committee actively reinforces the core ethical values of the Company through these contacts and through its involvement in and review of compliance programs, including the employee hotline. The Audit Committee Report in this proxy statement includes a description of the Committee’s function.

Compensation Committee. The Compensation Committee consists of four directors: Edward R. Muller, Chairman, Richard L. George, Stephen J. Solarz, and Carroll W. Suggs. Each member of the Committee has been determined by the Board to be independent for purposes of the NYSE’s Corporate Governance Rules. The Compensation Committee establishes remuneration arrangements for executive officers and directors, recommends the adoption of compensation plans in which officers, directors and employees are eligible to participate, and grants equity and other awards under compensation plans. The Compensation Committee held five meetings during 2006. More information regarding the Compensation Committee can be found in the Compensation Discussion and Analysis in this proxy statement, which begins on page 18.

Executive Committee. The Executive Committee, which was dissolved in September 2006, consisted of three directors: Robert E. Rose, Chairman, Ferdinand A. Berger, and Stephen J. Solarz. The Executive Committee had the authority to exercise all the powers and authority of the Board that were delegated legally to it by the Board in the management and direction of the business and affairs of the Company. The Committee reviewed and recommended the Company’s dividend policy, recommended to the Board material capital expenditures, share repurchases, acquisitions and financings, reviewed the adequacy of funding of the Company’s pension obligations, and advised with respect to the Company’s external financial relationships. The Executive Committee held three meetings during 2006. When the Executive Committee was dissolved its duties that were not retained by the Board were allocated to other committees.

Nominating and Governance Committee. The Nominating and Governance Committee consists of four directors: John L. Whitmire, Chairman, Ferdinand A. Berger, Richard L. George, and Edward R. Muller. Each member of the Committee has been determined by the Board to be independent for purposes of the NYSE’s Corporate Governance Rules. The Committee, which held nine meetings during 2006, assists the Board in fulfilling its corporate governance responsibilities. The Committee recommends to the Board nominees for election as directors, recommends to the Board directors to be appointed to each standing committee, evaluates the performance of incumbent directors and officers in determining whether they should be nominated to stand for re-election, and develops and recommends to the Board corporate governance principles and procedures to ensure the Board effectively serves the interests of the shareholders.

Executive Meetings of Non-Management and Independent Directors. In conjunction with each regularly scheduled meeting of the Board of Directors, of which there are four each year, time is allotted for the non-management directors of the Company (all directors other than Mr. Marshall) to meet in an executive session, without management. In addition, the independent directors meet in executive session at least once each calendar year. Robert E. Rose, who is the Chairman of the Board, chairs the non-management director sessions. The presiding director is selected on a rotating basis from the chairmen of the Board’s three standing committees to chair the non-management director sessions in Mr. Rose’s absence and to chair the independent director sessions.

Committee and Board Evaluations. The Nominating and Governance Committee conducts an annual evaluation of Board performance, and each committee conducts its own self-evaluation. The results of these evaluations are reported to the Board.

Related-Party Transactions Policy. The Board of Directors has adopted a written policy and procedures for the review, approval and monitoring of transactions between the Company and any executive officer or director or their immediate family members, any five-percent or more shareholder, or any entity owned or controlled by any such person or in which any such person has a substantial ownership interest or control (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934), other than (i) transactions available to all employees generally; and (ii) transactions involving less than $5,000 when aggregated with all similar transactions. The Board has designated the Nominating and Governance Committee of the Board to review and approve related-party transactions. Management recommends to the Nominating and Governance Committee any proposed related-party transactions to be entered into by the Company, including the proposed aggregate value of such transactions if applicable. After review, the Nominating and Governance Committee approves or disapproves such transactions, and, at each subsequently scheduled meeting of the Committee, management updates the Nominating and Governance Committee as to any material change to those proposed transactions.

Corporate Governance. The following materials have been adopted by the Board of Directors, and printable copies are located on the Company’s website at www.GlobalSantaFe.com, under the caption “Investor Relations” and then “Corporate Governance” (in the case of the committee charters, also click on “Committee Composition” and then on the name of the committee):

•	Charter of the Audit Committee

•	Charter of the Compensation Committee

•	Charter of the Nominating and Governance Committee

•	Corporate Governance Policy

•	Standards of Business Conduct (applies to Company directors, officers, managers, employees, agents, and consultants)

•	Code of Ethics for Senior Financial Officers

•	Director Independence Standards

Copies of these documents will be made available to any shareholder free of charge upon written request to the Company’s Secretary at 15375 Memorial Drive, Houston, Texas 77079-4101.

Director Education. The Company is committed to the ongoing education of its directors. The Company’s executives regularly make presentations to the Board, and, from time to time, industry leaders make presentations to the Board. In addition it is expected that, at least annually, each director will participate in a continuing education event addressing, among other things, current developments and best practices in corporate governance. The Company reimburses its directors for the cost, travel and incidental expenses for attending one education seminar approved by Institutional Shareholder Services each year.

Director Nominations. The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates from time to time. Shareholders wishing to suggest a qualified candidate should submit the recommendation in writing to the Committee in care of the Company’s Secretary at 15375 Memorial Drive, Houston, Texas 77079-4101.

Once a prospective candidate has been identified, the Committee makes the initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination includes consideration of the need for additional Board members to fill vacancies. If the Committee determines that additional consideration is warranted, it may ask a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective candidate in light of the considerations set out in the Company’s Corporate Governance Policy, including, among others: independence as defined by applicable law and stock exchange listing standards; business or professional experience; integrity and judgment; records of public service; ability to devote sufficient time to the affairs of the Company; and characteristics of the current Board, including diversity, age and skills, such as an understanding of financial statements and financial reporting systems, oil and gas drilling services, technology, and international experience, all in the context of an assessment of the perceived needs of the Board at the time. In connection with this evaluation, the Committee determines whether to interview the prospective candidate, and, if warranted, one or more members of the Committee, and others as appropriate, interview the prospective candidate in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

In keeping with the foregoing practice, a non-management director recommended Mr. Anderson to the Board, his qualifications were vetted by a third-party search firm, and thereafter the Committee recommended the appointment of Mr. Anderson to the Board in September 2006.

Communications with the Board and with the Non-Management Directors. Interested parties may communicate with the Board by sending an e-mail to board@GlobalSantaFe.com. Communications intended specifically for non-management directors should be sent to non.management.directors@GlobalSantaFe.com. All messages sent to these e-mail addresses by interested parties will be relayed to all Board members or all non-management directors, as the case may be.

DIRECTOR COMPENSATION

Board members who are not employees of the Company receive compensation for Board service. At present, all directors except Mr. Marshall are non-employees and receive such compensation.

We use a combination of cash and equity incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time directors expend in fulfilling their duties to the Company as well as the skill level we require of members of the Board.

Cash Compensation

Currently, non-employee director cash compensation, which is paid quarterly in arrears, includes:

Annual Retainer	$32,000
Additional Annual Retainer for Committee Chairmen(1)
Audit Committee	$15,000	(2)
Compensation Committee	$10,000	(3)
Nominating and Governance Committee	$8,000	(4)
Board Meeting Attendance Fee (attended in person)	$2,500
Board Meeting Attendance Fee (attended by telephone)	$2,000
Committee Meeting Attendance Fee (attended in person)	$2,500
Committee Meeting Attendance Fee (attended by telephone)	$2,000
Special Assignment Fee	$1,000	per day

(1)	The annual retainer for the chairman of the Executive Committee, which was disbanded in September 2006, was $6,500.
(2)	Effective October 1, 2006. Previously $12,000.

(3)	Effective October 1, 2006. Previously $9,500.
(4)	Effective October 1, 2006. Previously $6,500.

Mr. Rose serves the Company as its non-executive Chairman of the Board, in which capacity he receives $300,000 per year in addition to the other non-employee director compensation outlined above.

In addition, we pay or reimburse our directors’ travel and incidental expenses incurred for attending Board, committee and shareholder meetings and for other Company business-related purposes, including the travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes.

Equity Compensation

We use stock-based incentive compensation as part of our non-employee director compensation program because we believe it creates and maintains a strong linkage between director compensation and the creation of shareholder value, provides an opportunity for increased ownership of the Company’s ordinary shares by our directors, and maintains competitive levels of total director compensation. Our stock-based incentive compensation for non-employee directors currently consists of grants of stock-settled stock appreciation rights and grants of restricted stock units.

Stock-Settled Stock Appreciation Rights. In 2006, when we started accounting for stock-based awards in accordance with the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R) (“FAS 123(R)”), we also started granting stock-settled stock appreciation rights (“SARs”) to our non-employee directors in lieu of our former practice of granting stock options. We made this change because a grant of SARs provides our directors with the same incentive opportunity and has similar accounting and tax effects to the Company as a stock option grant of equal value but uses fewer shares, thereby reducing dilution for our shareholders. When a non-employee director SAR is exercised, the holder of the SAR receives, for each SAR, the difference between the SAR’s exercise price and the fair market value of one ordinary share of the Company on the day of exercise, payable in ordinary shares of the Company valued on the day of exercise.

Non-employee director SAR grants are awarded at the discretion of the Compensation Committee of our Board of Directors. SARs are granted under our 2003 Long-Term Incentive Plan to directors who, as of the date of grant, are not employees. Under present practice, a director receives an initial grant of 10,000 SARs on the date of final adjournment of the Company’s first Annual General Meeting of Shareholders during his or her tenure as a director. He or she also receives a grant of 6,000 SARs on the date of final adjournment of the each subsequent Annual General Meeting of Shareholders. On May 23, 2006, the Company’s current non-employee directors, except Mr. Anderson, each received a grant of 6,000 SARs, each with exercise price of $57.485, which was the per share fair market value of the ordinary shares of the Company on that date. It is anticipated that Mr. Anderson, who did not join the Board until September 2006, will receive his initial grant of 10,000 SARs on the date of final adjournment of the 2007 Annual General Meeting.

Each non-employee director SAR vests in equal installments over two years, has a ten-year term, and has an exercise price equal to the per share fair market value of the ordinary shares on the date of grant. In the event of death, disability, retirement due to the age limitation in the Company’s Amended and Restated Articles of Association, involuntary termination other than for cause, or a change in control of the Company while the individual is a director, any unvested SARs vest immediately. In the event of a termination with cause or voluntary termination, any unvested SARs are forfeited. Non-employee director SARs are not transferable except by will or the laws of descent and distribution, or to family members, trusts and partnerships, or pursuant to a judgment, decree or order relating to child support, alimony or marital property rights.

Restricted Stock Units. Under present practice, each non-employee director receives an annual award of 3,000 restricted stock units (“RSUs”) under the Company’s 2003 Long-Term Incentive Plan on the date of final adjournment of each Annual General Meeting of Shareholders. Under this practice, the Company’s current non-employee directors, except Mr. Anderson, each received a grant of 3,000 RSUs on May 23, 2006. It is anticipated that Mr. Anderson will receive his initial grant of 3,000 RSUs on the date of final adjournment of the 2007 Annual General Meeting. The RSU grants are made at the discretion of the Compensation Committee.

Each RSU represents one ordinary share of the Company, is subject to a three-year restricted period, and cliff vests at the end of the restricted period. Upon vesting, the non-employee director receives the underlying ordinary shares, subject to certain forfeiture provisions, but the director may defer receipt of the shares. Dividend equivalent payments are credited to the RSU holder as a cash amount on the books of the Company upon payment of any dividend on the underlying shares during the restricted period and any deferral period. Credited dividend equivalent payments are paid out in shares of the Company when and if the shares underlying the RSUs are paid out. In the event of death, disability, or involuntary termination other than for cause, the RSUs vest immediately. In the event of termination of service as a director for cause or voluntary termination, any unvested RSUs are forfeited. In the event of retirement due to the age limitation in the Company’s Amended and Restated Articles of Association, the RSUs granted in 2004 would vest pro-rata and the remainder of the award would be forfeited, but RSUs granted in 2005 and subsequent years would continue to vest in retirement. Non-employee director RSUs are not transferable except to family members, trusts and partnerships, or pursuant to a judgment, decree or order relating to child support, alimony or marital property rights.

Director Summary Compensation Table

The table below summarizes the compensation of our non-employee directors for 2006.

2006 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Total(5) ($)
W. R. Anderson	$25,500	$0	$0	$25,500
F. A. Berger	$52,000	$95,573	$114,910	$262,483
T. W. Cason	$72,750	$95,573	$114,910	$283,233
R. L. George	$75,000	$95,573	$114,910	$285,483
E. R. Muller	$86,125	$95,573	$114,910	$296,608
P. J. Powers	$58,000	$248,263	$137,910	$444,173
R. E. Rose	$354,375	$95,573	$119,211	$569,159
S. J. Solarz	$50,000	$95,573	$114,910	$260,483
C. W. Suggs	$54,000	$95,573	$114,910	$264,483
J. L. Whitmire	$87,875	$95,573	$114,910	$298,358

(1)

Jon A. Marshall, the Company’s President and Chief Executive Officer, is not included in this table because he is an employee of the Company and receives no additional compensation for his services as a director. The compensation received by Mr. Marshall as an employee of the Company is shown in the Summary Compensation Table on page 41.

(2)	This column shows fee amounts earned for services provided in 2006. Fees are paid quarterly in cash following the end of the quarter.
(3)

This column shows, for non-employee director RSUs, the dollar amount recognized for financial statement reporting purposes with respect to 2006 in accordance with FAS 123(R), and thus includes amounts in respect of RSU awards granted in and prior to 2006. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures and of stock options granted in prior periods. For RSUs, the grant date fair value is the market price on the date of grant. A discussion of the assumptions used in calculating these values may be found in Note 9 to our 2006 audited financial statements in our annual report on Form 10-K for the year ended December 31, 2006. These amounts reflect the Company’s accounting expenses for these awards and do not correspond to the actual value that may be recognized by directors. For each non-employee director other than Mr. Anderson, the following table shows his or her aggregate number of non-employee director RSUs outstanding at the end of 2006, together with the cash dividend equivalent amount credited to his or her account in respect of the outstanding RSUs as of the end of 2006. Mr. Anderson joined the Board in September 2006 and has not yet received a grant of RSUs. The grant date fair value of the RSUs granted to each non-employee director in 2006 (other than Mr. Anderson) was $172,455.

Grant Date	Grant Date Fair Value Per Share ($)	Outstanding RSUs (#)	Dividend Equivalent Amounts Credited ($)
06/09/2004	$24.320	3,000	$5,025
06/07/2005	$37.720	3,000	$4,275
05/23/2006	$57.485	3,000	$2,025

(4)

This column shows, for non-employee director stock options and SARs, the dollar amount recognized for financial statement reporting purposes with respect to 2006 in accordance with FAS 123(R), and thus includes amounts in respect of option and SAR awards granted in and prior to 2006. A discussion of the assumptions used in calculating these values may be found in Note 9 to our 2006 audited financial statements in our annual report on Form 10-K for the year ended December 31, 2006. These amounts reflect the Company’s accounting expenses for these awards and do not correspond to the actual value that may be recognized by directors. The grant date fair value of the SARs granted to each non-employee director in 2006 (other than Mr. Anderson) was $138,000. The aggregate total number of non-employee director stock options and SARs outstanding at the end of 2006 is shown below.

Name	Type of Award	Grant Date	Expiration Date	Exercise Price ($)		Outstanding Options or SARs (#)
W. R. Anderson	—	—	—		—	—
F. A. Berger	Option SAR	06/07/2005 05/23/2006	06/07/2015 05/23/2016	$ $	37.720 57.485	3,000 6,000
T. W. Cason	Option Option Option Option Option Option Option Option SAR	05/05/1998 05/06/1999 05/11/2000 05/17/2001 05/13/2002 05/06/2003 06/09/2004 06/07/2005 05/23/2006	05/05/2008 05/06/2009 05/11/2010 05/17/2011 05/13/2012 05/06/2013 06/09/2014 06/07/2015 05/23/2016	$ $ $ $ $ $ $ $ $	38.060 22.130 38.530 41.160 35.650 21.330 24.320 37.720 57.485	1,995 1,995 1,995 5,320 8,000 8,000 6,000 6,000 6,000
R. L. George	Option Option Option Option Option SAR	07/02/2001 05/13/2002 05/06/2003 06/09/2004 06/07/2005 05/23/2006	07/02/2011 05/13/2012 05/06/2013 06/09/2014 06/07/2015 05/23/2016	$ $ $ $ $ $	29.500 35.650 21.330 24.320 37.720 57.485	10,000 8,000 8,000 6,000 6,000 6,000

Name	Type of Award	Grant Date	Expiration Date	Exercise Price ($)		Outstanding Options or SARs (#)
E. R. Muller	Option Option Option SAR	05/17/2001 06/09/2004 06/07/2005 05/23/2006	05/17/2011 06/09/2014 06/07/2015 05/23/2016	$ $ $ $	41.160 24.320 37.720 57.485	5,320 3,000 6,000 6,000
P. J. Powers	Option Option Option Option Option Option Option Option Option SAR	05/06/1997 05/05/1998 05/06/1999 05/11/2000 05/17/2001 05/13/2002 05/06/2003 06/09/2004 06/07/2005 05/23/2006	05/06/2007 05/05/2008 05/06/2009 05/11/2010 05/17/2011 05/13/2012 05/06/2013 06/09/2014 06/07/2015 05/23/2016	$ $ $ $ $ $ $ $ $ $	29.890 38.060 22.130 38.530 41.160 35.650 21.330 24.320 37.720 57.485	1,995 1,995 1,995 1,995 5,320 8,000 8,000 6,000 6,000 6,000
R. E. Rose	Option Option SAR	06/09/2004 06/07/2005 05/23/2006	06/09/2014 06/07/2015 05/23/2016	$ $ $	24.320 37.720 57.485	10,000 6,000 6,000
S. J. Solarz	Option SAR	06/07/2005 05/23/2006	06/07/2015 05/23/2016	$ $	37.720 57.485	3,000 6,000
C. W. Suggs	Option Option Option Option Option Option SAR	02/22/2000 05/17/2001 05/13/2002 05/06/2003 06/09/2004 06/07/2005 05/23/2006	02/22/2010 05/17/2011 05/13/2012 05/06/2013 06/09/2014 06/07/2015 05/23/2016	$ $ $ $ $ $ $	29.180 41.160 35.650 21.330 24.320 37.720 57.485	6,650 5,320 8,000 8,000 6,000 6,000 6,000
J. L. Whitmire	Option Option Option Option Option SAR	02/23/1999 05/11/2000 05/17/2001 06/09/2004 06/07/2005 05/23/2006	02/23/2009 05/11/2010 05/17/2011 06/09/2014 06/07/2015 05/23/2016	$ $ $ $ $ $	11.560 38.530 41.160 24.320 37.720 57.485	3,325 1,995 5,320 6,000 6,000 6,000

(5)

Other than Mr. Rose, who is a former executive officer and former employee of the Company, non-employee directors do not participate in a GlobalSantaFe pension plan or non-equity incentive plan. In addition, in 2006 none of our non-employee directors had perquisites and other personal benefits in an aggregate amount equal to or exceeding $10,000.

Share Ownership Guidelines

The Nominating and Governance Committee of our Board of Directors has recommended, as a guideline, that each member of our Board achieve ownership of a minimum of 1,000 ordinary shares of the Company by July 1, 2007, and that all new directors attain that level within four years of joining the Board.

We have designed our stock-based compensation plans to expose our directors to the same opportunities and risks of ownership of the Company’s ordinary shares to which our shareholders are exposed. In light of our directors’ holdings of Company’s ordinary shares and stock based awards, we have found it unnecessary to impose mandatory stock ownership or holding requirements on our directors.

Our directors’ holdings of ordinary shares are disclosed in the section titled “Security Ownership of Directors and Executive Officers” on page 15 of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Listed below are the only persons who, to the knowledge of the Company, may be deemed to be beneficial owners as of April 9, 2007, of more than 5% of the Company’s ordinary shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class(1)
FMR Corp.	27,413,242	(2)	12.05%
82 Devonshire Street
Boston, Massachusetts 02109
AXA Financial, Inc.	16,558,772	(3)	7.28%
1290 Avenue of the Americas
New York, New York 10104
Wellington Management Company, LLP	15,103,366	(4)	6.64%
75 State Street
Boston, Massachusetts 02109

(1)	The percentage indicated is based on the 227,569,491 issued and outstanding ordinary shares at April 9, 2007, which is the record date for the 2007 Annual General Meeting of Shareholders.
(2)

The number of shares indicated is based on amendment No. 2 to a statement on Schedule 13G dated February 14, 2007, which was filed jointly by FMR Corp. (“FMR”), Edward C. Johnson 3d, and Fidelity Management & Research Company (“FMRC”). FMR is the owner of certain investment advisory and management companies. FMRC, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 26,226,530 shares.

(3)

The number of shares indicated is based on amendment No. 2 to a statement on Schedule 13G dated February 14, 2007, which was filed jointly by AXA Financial, Inc.; AXA, which owns AXA Financial, Inc.; and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, which as a group control AXA.

(4)

The number of shares indicated is based on a statement on amendment No. 2 to a statement on Schedule 13G dated February 14, 2007, which was filed by Wellington Management Company, LLP, in its capacity as an investment adviser.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of April 9, 2007, the beneficial ownership of the Company’s ordinary shares by each director and nominee, the executive officers named in the Summary Compensation Table (excluding Mr. Woolie who was no longer an executive officer on April 9, 2007), and, as a group, those persons and all other current executive officers, based on information provided by such persons.

Name	Shares Owned(a)	Right to Acquire(b)	Restricted Shares(c)	Total Shares	Percent of Class(d)
W. Richard Anderson	1,000	—	—	1,000	—
Ferdinand A. Berger	—	6,272	9,000	15,272	—
Thomas W. Cason	6,203	42,577	9,000	57,780	—
Michael R. Dawson	6,110	63,169	27,956	97,235	—
Richard L. George	5,000	41,272	9,000	55,272	—
Roger B. Hunt	18,534	66,161	33,500	118,195	—
Jon A. Marshall	158,016	741,444	87,400	986,860	—
James L. McCulloch	19,898	127,182	31,800	178,880	—
Edward R. Muller	1,546	17,592	9,000	28,138	—
Paul J. Powers	1,881	42,577	9,000	53,458	—
W. Matt Ralls	13,800	104,881	43,900	162,581	—
Robert E. Rose	24,876	19,272	9,000	53,148	—
Stephen J. Solarz	500	6,272	9,000	15,772	—
Carroll W. Suggs	2,216	43,242	9,000	54,458	—
John L. Whitmire	—	25,912	9,000	34,912	—
All of the above and other executive officers as a group (19 persons)	264,590	1,509,105	369,062	2,142,757	—

(a)

Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated. Includes shares attributable to accounts under the Company’s 401(k) plans at April 9, 2007, as follows: Mr. Marshall, 5,521; Mr. Dawson, 3,344; and the group, 10,692. Mr. Marshall has 138,941 shares pledged as security to Merrill Lynch securing less than $1.5 million of indebtedness.

(b)

Shares that may be acquired within sixty days of April 9, 2007, through the exercise of non-employee director stock options or employee stock options. Also includes, with respect to stock settled appreciation rights, the number of shares that may be acquired within sixty days of April 9, 2007, upon exercise, assuming market price of $63.22 per share, the closing price on April 9, 2007.

(c)	Shares are subject to a vesting schedule, forfeiture risk and other restrictions.
(d)	As of April 9, 2007, no director or executive officer (or the directors and executive officers as a group) owned more than one percent of the ordinary shares outstanding.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the current independence and experience requirements of the New York Stock Exchange as determined by the Board of Directors, has furnished the following report:

The Audit Committee assists the Company’s Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process. Such assistance includes oversight by the Committee of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public, or other users thereof; the Company’s systems of internal controls; the annual independent audit of the Company’s financial statements; and the Company’s programs for compliance with its business conduct and conflict of interest policies as established by management and the Board. In addition, the Committee (i) subject to ratification by the shareholders, selects an independent registered public accounting firm to be the Company’s independent auditor and perform the annual independent audit of the Company’s financial statements, the effectiveness of internal control over financial reporting and management’s assessment thereof, and issue a report thereon, (ii) approves the nature of the professional audit services provided by the independent auditor prior to the performance of such services and reviews the fees for such services, and (iii) reviews the scope of work and the reported results of the Company’s internal auditor.

The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses the charter annually and recommends changes to the Board for approval.

As part of fulfilling its responsibilities for overseeing management’s conduct of the Company’s financial reporting process for fiscal year 2006, the Audit Committee:

•

Received management’s representation that the Company’s consolidated financial statements for the fiscal year ended December 31, 2006, were prepared in accordance with accounting principles generally accepted in the United States;

•

Monitored, reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006, and the effectiveness of internal control over financial reporting and management’s assessment thereof, with management and with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditor;

•	Discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit;

•

Received written disclosures and a letter from PwC regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee also discussed PwC’s independence with PwC; and

•	Monitored, reviewed and discussed with management the procedures and operation of the Company’s Disclosure Controls Committee and the Section 404 Reporting Process.

In addition, the Audit Committee considered the status of pending litigation, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate, together with other specific duties set forth in the committee charter.

Based on the Audit Committee’s reviews, discussions and other actions outlined above, and relying thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the U.S. Securities and Exchange Commission.

Members of the Audit Committee:

Thomas W. Cason, Chairman

W. Richard Anderson, Member*

Paul J. Powers, Member

John L. Whitmire, Member

*	W. Richard Anderson joined the Committee effective September 19, 2006.

FEES TO INDEPENDENT AUDITOR FOR 2006 AND 2005

The aggregate fees billed for the professional services of PricewaterhouseCoopers LLP, the Company’s independent auditor, for the fiscal years ended December 31, 2006 and 2005, were as follows:

	2006	2005
Audit Fees(1)	$2,364,183	$2,355,054
Audit-Related Fees	$0	$0
Tax Fees(2)	$9,000	$0
All Other Fees(3)	$7,198	$10,994
Total	$2,380,381	$2,366,048

(1)

Audit fees for 2006 include $1,922,290 for integrated audit and quarterly reviews including Section 404 attestation services, $371,893 for subsidiary audit services, $60,000 for comfort letters and consents for various Securities and Exchange Commission filings, and $10,000 for a report on management’s assertion regarding OPA 90 attestation (a report regarding Global Marine Inc.’s financial capability as the Company’s guarantor for certain federal regulations regarding pollution). Audit fees for 2005 include $1,811,502 for integrated audit and quarterly reviews including Section 404 attestation services, $299,552 for subsidiary audit services, $232,000 for comfort letters and consents for various Securities and Exchange Commission filings, and $12,000 for a report on management’s assertion regarding OPA 90 attestation.

(2)	Tax fees for 2006 consisted entirely of fees for tax advice.
(3)

All other fees for 2006 include $5,598 related to license fees for an Internet portal to access regulatory pronouncements and $1,600 related primarily to attendance fees for seminars sponsored by the independent auditor. All other fees for 2005 include $8,394 related to license fees for an Internet portal to access regulatory pronouncements and $2,600 related primarily to attendance fees for seminars sponsored by the independent auditor.

The Audit Committee determined that the provision of the non-audit services covered in “All Other Fees” above was compatible with maintaining the independence of PwC.

AUDIT COMMITTEE PRE-APPROVAL OF

AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditor. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has also delegated pre-approval authority to its Chairman, who reports his decisions regarding pre-approvals to the Audit Committee at its next regularly scheduled meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2006, as well as the other individuals named in the Summary Compensation Table on page 41, are referred to as the “named executive officers.” The following Compensation Discussion and Analysis discusses the compensation awarded to, earned by, or paid to the named executive officers and explains the material elements of such compensation.

BUSINESS CONTEXT AND PEER GROUP

GlobalSantaFe Corporation is one of the world’s largest offshore oil and gas drilling contractors and the leading provider of drilling management services worldwide. Our mission is to be recognized by our customers as providing the world’s best drilling service.

The offshore drilling business is highly competitive with numerous industry participants. Although the industry has recently been expanding in a period of high demand, rig shortages and relatively high dayrates, the offshore drilling business has been highly cyclical throughout its history, with periods of low demand, excess rig availability and low dayrates that can last for years.

As we entered 2006, we were well aware of the greatly increased competition for talent in the rapidly expanding offshore drilling industry, which was making it increasingly difficult to attract and retain talent, both on our rigs and in our offices. This made it more imperative than ever that each element of the compensation we pay be competitive while still demanding of our employees the extra effort that returns value to our shareholders.

Our primary competitive market for talent includes other companies in the energy industry (oil and gas companies, offshore drilling companies, and other energy services companies) of similar market value, size, operating complexity, and growth potential. In making compensation decisions, each element of our named executive officers’ total direct compensation is compared against (a) published compensation data (generally from proxy statements, adjusted for the age of the data) for an energy industry compensation peer group consisting of such companies, weighted at 75%, and (b) general market data developed by the compensation consultant to the Compensation Committee of our Board of Directors from its own surveys (an energy compensation survey of approximately 130 companies and a general executive compensation survey of approximately 2,500 companies), segmented for size based on annual revenue and weighted at 25%.

The list of companies in the energy industry compensation peer group is similar to but does not include all the offshore drilling peer group companies named in the Cumulative Total Shareholder Return section of our 2006 Annual Report to Shareholders. The compensation peer group also includes energy companies not included in that section since the competition for executive talent is not limited to offshore drilling companies and the number of offshore drilling companies represents too small a sample size for reasonable comparisons. The peer group for compensation purposes in 2006 was:

Apache Corporation BJ Services Company Burlington Resources Inc. Cameron International Corporation ENSCO International Incorporated EOG Resources, Inc.	Kerr-McGee Corporation Noble Corporation Pride International, Inc. Smith International, Inc. Transocean Inc. Weatherford International Ltd.

The composition of the compensation peer group is periodically reviewed and updated by the Compensation Committee with assistance from the compensation consultant and management.

Because of variances in size, based on revenues, among the companies comprising the compensation peer group, the compensation data may be adjusted up or down for differences in company revenues. This adjusted value, together with the additional general market data mentioned above, is used as the basis of comparison of compensation between GlobalSantaFe and the competitive market.

OVERSIGHT OF THE EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee of our Board of Directors, the Committee’s outside compensation consultant, other outside advisors, and members of management are all involved in overseeing our executive compensation program.

The Compensation Committee. The Compensation Committee of our Board of Directors is composed solely of Board members who (a) are not employees of the Company, (b) meet the independence requirements of the New York Stock Exchange, and (c) would qualify as outside directors under Section 162(m) of the U.S. Internal Revenue Code. The Compensation Committee currently consists of four directors: Edward R. Muller, who is the chairman; Carroll W. Suggs; Richard L. George, who joined the Committee on December 20, 2005, after some decisions regarding 2006 compensation had been made; and Stephen J. Solarz, who rotated off the Committee on December 20, 2005, and rejoined the Committee on December 5, 2006. In addition, Nader H. Sultan served on the Committee and participated in decisions regarding 2006 compensation until he ceased to serve as a director on December 31, 2005.

The Compensation Committee is responsible for:

•	Establishing the Company’s compensation philosophy;

•

Establishing and administering an overall compensation program for our senior executive officers, including the named executive officers, that is fair, reasonable, competitive, and consistent with the compensation philosophy;

•

Reviewing and approving the individual salary, annual and long-term incentives (including stock-based compensation), and any other executive compensation for the named executive officers, including the Chief Executive Officer (whose compensation is subject to ratification by the independent members of our Board acting as a group);

•	Establishing the performance measures in our annual and long-term incentive programs;

•	Making recommendations to the Board regarding compensation of the members of the Board of Directors and regarding plans that require shareholder approval, including equity-based plans; and

•	Providing oversight and guidance regarding compensation and benefit programs for all of our employees.

The Compensation Committee may delegate any of its powers or responsibilities to a subcommittee or subcommittees composed of one or more members of the Committee.

The Compensation Consultant. To assist it in meeting its responsibilities, the Compensation Committee engaged Mercer Human Resource Consulting (“Mercer”), an outside human resources consulting firm, which served as the Committee’s compensation consultant throughout 2006. At the beginning of 2007, the Mercer employees most responsible for assisting the Committee left Mercer to form a new compensation consulting firm, Cogent Compensation Partners, Inc. (“Cogent”). After a thorough review of Mercer, Cogent and other firms, the Committee decided in early 2007 to retain Cogent as its new compensation consultant.

The compensation consultant reports to and acts at the direction of the Compensation Committee. The Committee directs its compensation consultant, in the performance of its duties under its engagement, to provide certain guidance on an ongoing basis, including:

•	Expertise on compensation strategy and program design;

•	Relevant market data and alternatives to consider when making compensation decisions;

•

Advice on specific compensation levels, including the Chief Executive Officer’s compensation level and the compensation levels recommended by the Chief Executive Officer for executives other than himself;

•	Annual reviews of the total senior executive officer and director compensation programs;

•	Assistance in preparing the total compensation “tally sheet,” which is discussed below; and

•	Support and advice as the Committee conducts its analysis of and makes its decisions regarding senior executive and director compensation.

The Committee directs its compensation consultant to handle additional matters on an as-needed basis.

The compensation consultant regularly participates in the meetings of the Compensation Committee and meets privately with the Committee as part of each regular quarterly Committee meeting.

Our management does not direct or oversee the activities of the compensation consultant with respect to our executive or director compensation programs and has not engaged the compensation consultant for any other matter in the past year, except to provide comparative pricing information with respect to several non-executive employee job positions, survey data regarding non-executive energy industry employment, and total shareholder return graphs for our proxy statement and annual report, all of which together cost less than $25,000.

Other Advisors. From time to time the Company engages other advisors to advise management and the Compensation Committee regarding executive compensation matters. Such advisors have included, among others, an outside independent public accounting firm to verify the Company’s calculations of the results under the financial measures in the annual bonus plan and long-term performance units, the Company’s outside corporate law firm to advise management and the Committee regarding various legal issues, and an outside actuarial firm to evaluate certain compensation.

Management. Our Chief Executive Officer annually reviews the competitive pay position and the performance of each member of senior management other than himself. His own competitive pay position and performance are reviewed by the Compensation Committee. The Chief Executive Officer’s conclusions and recommendations based on his reviews of the other named executive officers, including his conclusions and recommendations with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Committee makes all compensation decisions for the named executive officers and approves all stock-based awards, but decisions regarding the non-equity compensation of other executive officers are made by the Chief Executive Officer. The Committee can, however, exercise its discretion in modifying any compensation adjustment or awards to any executive.

Our Senior Vice President, Human Resources, assists the Chief Executive Officer with his recommendations and, with the assistance of other officers and employees as needed, develops and presents other recommendations regarding compensation to the Committee. The Senior Vice President, Human Resources, and a member of our Legal Department regularly attend Compensation Committee meetings, and our Chief Executive Officer, other executives and our Chairman of the Board participate on an as-needed basis. Our executives participate in Committee discussions in an informational and advisory capacity and have no vote in the Committee’s decision-making process.

The Compensation Committee meets outside the presence of all of our executive officers to consider appropriate compensation for our chief executive officer. For all other named executive officers, the Committee meets outside the presence of all executive officers except our chief executive officer.

EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY, OBJECTIVES AND DESIGN

Compensation Philosophy and Objectives. Our Compensation Philosophy, which is periodically reviewed and updated by the Compensation Committee, is outlined below.

Element	Targeted Position	Comments

Base Salary	Market median.	Individual circumstances can allow for certain positions to be above or below the median.

Annual Bonus	Opportunity to earn total cash compensation competitive with market, with upside/downside based on performance against scorecard metrics and goals.	Actual position based on performance. Metrics include both financial and operational results that drive long-term value. Award potential ranges from 0% to 200% of target.

Total Cash Compensation	Competitive with the market.

Long-Term Incentives (options, SARs, performance/restricted stock, etc.)	Competitive with the market.	Actual position based on performance. Awards are determined based on annual grant rates, dollar value of awards, and the effect on the Company’s overhang.

Total Direct Compensation	Competitive with the market.	Opportunity to earn above target based on performance.

We target base salary at the market median in order to remain competitive and avoid contributing to the “ratcheting-up” of executive compensation that occurs when a large number of companies all target their executive compensation at above-median levels.

To compare our named executive officers’ total cash compensation (base salary and annual bonus) to estimated competitive market medians for corresponding positions we consider both data from the peer group named above and data from other similarly sized companies obtained from the compensation consultant’s surveys of the general market for talent.

The data from the peer group is gathered for the highest-paid position, the second highest-paid position, and so forth, rather than for each position according to title. The Committee’s compensation consultant recommended this approach because of the variations in scope for positions with the same title and the different strategic value various companies place on particular positions with the same title.

The data from the compensation consultant’s surveys of the general market is gathered based on title and similarity of function in order to give some recognition to job functions in our competitive comparisons.

An estimated market median is then derived by weighting the peer group data at 75% and the broader market data at 25%.

For long-term incentives, only data from the peer group is used, and we compare our highest-paid position to the peer group’s highest-paid position, our second highest-paid position to the peer group’s second highest-paid position, and so forth. In view of the fact that long-term incentives comprise a significant portion of our named executive officers’ compensation, the Committee’s compensation consultant recommended this approach to more appropriately reflect the relative strategic value the Company places on each position.

The total direct compensation for each of our named executive officers is then compared to the estimated market median for his position.

Presently, total direct compensation for our named executive officer positions ranges from 73% to 138% of the competitive market median, with an average of 95% for the group. This range is due to a number of factors, including the length of time an individual has been in a position. The desired “end pay” compared to the competitive market as defined above is strongly considered when evaluating pay changes. This focus on end pay compared to the competitive market can generate a broad range in the rate of increase for otherwise comparable performance levels.

Within the framework of our compensation philosophy, we have developed executive compensation programs that are intended to achieve the following objectives:

•	Close alignment of both cash- and stock-based reward opportunities with the interests of our shareholders as supported by our mission and operating strategy;

•	Maintenance of a pay-for-performance culture, with reward opportunities for exceeding specific annual goals;

•	Reasonable reward opportunities that are sufficiently competitive to attract, motivate and retain superior employees in key positions; and

•	A connectivity between compensation and the attainment of goals that is clearly visible to the participants in our compensation programs.

Compensation Program Design. The Committee reviews information, including peer group and other survey information developed and provided by the compensation consultant, to determine the appropriate compensation levels and mix. Although we have no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term compensation, we have designed our compensation programs so that, as an executive’s responsibility increases, his or her compensation mix is weighted more heavily toward performance-based and at-risk compensation and less heavily toward base salary, while at the same time remaining competitive at or near the market median. We supplement this compensation with downside protection to minimize the turnover of executive talent and to ensure that our senior executives’ attention remains focused on the Company’s and our shareholders’ interests and not on concern for their own personal well-being. Such downside protection includes the use of severance agreements, including change-in-control arrangements, which are discussed in more detail below.

Other compensation design elements include the use of restrictive covenants and other provisions in our compensation programs to protect the Company’s interests, including covenants not to solicit Company employees or otherwise interfere with the Company’s business, the violation of which can terminate certain post-termination compensation, as noted below.

We believe that a lack of internal pay equity among our senior executives would be detrimental to morale, to productivity, and, as a result, to advancing the Company’s and our shareholders’ interests. To that end, we have designed our compensation programs so that all senior officers participate in the same compensation programs and benefits that our Chief Executive Officer participates in, and so that base pay and incentive reward opportunities are commensurate with the senior executives’ relative levels of responsibility within the Company. We test the resulting internal pay equity by making sure that our base pay and incentive award opportunities are commensurate with the base pay and reward opportunities of executives with similar responsibilities at the other companies in the compensation peer group.

We also consider total compensation when we design our compensation programs and determine compensation levels. In 2005, we developed a thorough analysis of the total value of each senior executive’s entire compensation and benefits package. That analysis resulted in a total compensation “tally sheet” containing data on all elements of compensation and benefits, including supplemental executive retirement plan benefits, severance benefits, and the total compensation gained through various equity grants over time. The Compensation Committee periodically reviews total compensation and considers it, along with the other factors noted above, when making compensation decisions. Based on its reviews of total compensation and such other factors, the Committee has concluded that the total compensation paid to the Company’s senior executive officers, including the named executive officers, is reasonable.

ELEMENTS OF EXECUTIVE COMPENSATION AND BENEFITS

ELEMENTS OF IN-SERVICE COMPENSATION AND BENEFITS. The elements of our executive in-service compensation in 2006 consisted of (a) base salaries and (b) performance-based incentive compensation in the form of both annual cash bonus incentives under our Annual Incentive Plan and long-term incentives under our Long-Term Incentive Plan in the form of stock-settled stock appreciation rights and performance-awarded restricted stock units. In addition, we provide a defined-contribution 401(k) savings plan with matching contributions from the Company, a non-qualified deferred compensation plan, and certain perquisites and other personal benefits. All of these elements of in-service compensation and benefits are discussed below. We also provide post-termination compensation and benefits, primarily through retirement plans and severance and change-in-control arrangements, which are discussed separately.

Base Salaries

We provide our executive officers and other employees with base salaries to compensate them for services rendered during the year. The base salaries for our executive officers, including the named executive officers, are reviewed upon a promotion or other change in job responsibility, and they are also reviewed annually, both individually and relative to other officers. Base salary adjustments are made to reflect the competitive market as well as each individual’s responsibilities, experience, leadership, and contributions to our success. In December 2005, the Compensation Committee reviewed the base salaries of the named executive officers and approved base salary increases effective January 1, 2006, which are discussed in more detail below. In December 2006, the Committee again reviewed the base salaries of the named executive officers and approved individual base salary increases ranging from 5.3% to 15.4%, effective January 1, 2007, for the named executive officers other than Mr. Woolie, whose active employment ended in January 2007. In determining the increases, the Committee considered competitive compensation information, the job responsibilities, performance and expected future contributions of each executive, our compensation philosophy and objectives, and the Company’s mission and performance. Considering input from Mercer, the Committee concluded that each named executive officer’s salary for 2006 and 2007 was and is generally in an acceptable range around the market median for comparable positions and was consistent with our compensation philosophy, which calls for providing salaries at competitive market median levels, subject to variances based on the individual factors referenced above.

In establishing Mr. Marshall’s base salary for 2006, the Compensation Committee assessed his then current base salary compared to market information and his 2005 performance. The Committee considered that Mr. Marshall’s base salary was estimated at 72% of the market median due in part to his relatively short tenure as CEO. The Committee also considered the Company’s and Mr. Marshall’s accomplishment of objectives that had been established at the beginning of the year and its own subjective assessment of his performance. They noted that under Mr. Marshall’s leadership in 2005 the Company maximized its revenue stream by obtaining leading-edge rates for its offshore rigs, especially in West Africa, while maintaining cost effectiveness, and had put a well-performance measurement system in place. In addition, the Committee recognized that Mr. Marshall had actively pursued and appropriately evaluated opportunities for asset acquisitions and targeted asset upgrades and had made and expanded personal contacts among our customer base. In recognition of his continued strong leadership in 2005 and in keeping with the philosophy of targeting the market median, the Committee increased Mr. Marshall’s annual salary from $655,000 to $775,000 (18.3%) effective January 1, 2006. We estimate that Mr. Marshall’s resulting base pay was about 85% of the then current market median for the highest paid position.

The Committee reviewed similar considerations for each of the other named executives, keeping in mind the targeted compensation levels in our compensation philosophy and the objectives of our compensation program.

With regard to Mr. Ralls, the Committee considered that his then current base pay was comparable to the market median. The Committee considered various performance factors in the operations area, giving particular weight to his leadership of the advancement of a cost-effective and customer-focused culture in the Company’s operations, as well as his leadership in achieving global workforce objectives while also maintaining and improving safety and service. Based on these considerations, the Committee increased Mr. Ralls’ annual salary from $450,000 to $475,000 (5.6%) effective January 1, 2006. We estimate that Mr. Ralls’ resulting annual salary was about 105% of the then current market median for the second-highest paid position.

With regard to Mr. McCulloch, the Committee considered that his then current base pay was approximately 92% of the market median and also took in to account his leadership in successfully managing and resolving several potential and actual legal disputes, making appropriate and responsible corporate governance practices a routine process, maintaining and advancing a strong ethical culture within the Company, successfully completing insurance renewals in a difficult renewal environment, overseeing the negotiation of master drilling agreements with our major customers, and reducing the overall cost of legal and insurance objectives. The Committee increased Mr. McCulloch’s annual salary from $340,036 to $355,000 (4.4%) effective January 1, 2006. We estimate that Mr. McCulloch’s resulting annual salary was about 96% of the then current market median of the third-highest paid position.

In assessing Mr. Woolie’s 2005 competitive pay position and performance, the Committee noted his role as the driving force behind the Company’s exemplary focus on safety and in the area of environmentally responsible operations. The Committee also noted his handling of the Company’s capital projects, including schedule and budget problems in new rig construction, and his role in managing the Company’s mechanical downtime rate, which was complicated by an aging drilling rig fleet and the addition of more complex equipment. His leadership in implementing operational management and performance measurement systems, both of which were in place and operating by the end of 2005, was also noted. The Committee also considered that Mr. Woolie’s then current annual salary was about 100% of the market median. Based on its assessment, the Committee increased Mr. Woolie’s annual salary from $335,000 to $345,000 (3.0%) effective January 1, 2006. We estimate that Mr. Woolie’s resulting annual salary was about 103% of the market median for the fourth highest paid position.

Mr. Hunt’s 2005 competitive pay position and performance was also reviewed by the Committee. In particular, the Committee noted his role in adding pay-for-performance incentive elements to our drilling contracts in order to increase our focus on our customers’ needs, develop performance-based relationships with our customers, and maintain sustained performance improvement. It also took note of his leadership in maximizing our revenue stream by obtaining leading-edge rates for our offshore rigs, especially in West Africa, in creating an ongoing process to project drilling industry demand, and in optimizing the placement of our deepwater drillships to take maximum advantage of the market improvement while increasing backlog for maximum protection against any possible market downturn. Although Mr. Hunt’s competitive pay position was estimated at 106% of the then current market median, the Committee increased his annual salary from $315,000 to $345,000 (9.5%) in recognition of the strategic role the marketing function holds in the Company. We estimate that Mr. Hunt’s resulting annual salary was about 116% of the then current market median for the fifth highest paid position.

With regard to Mr. Dawson, the Committee considered that his base salary was estimated at 74% of the market median compared to survey data supplied by the Committee’s compensation consultant for chief financial officer positions. The Committee noted this was a result of his short tenure as CFO. The Committee also considered his role in ensuring progress on all critical objectives for our financial and purchasing software upgrade project, fostering a cost-effectiveness culture by developing a more consistent process for monitoring performance against budget objectives, and making competitive analysis for M&A purposes a sustained process. In recognition of his leadership in these and other areas and in keeping with the philosophy of targeting the market median, the Committee increased Mr. Dawson’s annual salary from $275,000 to $325,000 (18.2%) effective January 1, 2006. We estimate that Mr. Dawson’s resulting annual salary was about 88% of the then current market median for CFO positions.

A significant consideration in the Compensation Committee’s determination of the foregoing increases was the Committee’s desire to bring the individual named executive officers’ salaries and total direct compensation more in line with our market-median philosophy, particularly in the case of those individuals, such as Messrs. Marshall and Dawson, whose previous compensation had been well below median levels due to the fact that they were relatively new in their positions.

Performance-Based Incentive Compensation

Our performance-based incentive compensation is delivered through two programs: our Annual Incentive Plan and our Long-Term Incentive Plan. Both of these programs are described below.

Annual Incentive Plan

Our Annual Incentive Plan (“AIP”) is a goal-driven plan that gives participants, including the named executive officers, the opportunity to earn annual cash bonuses based on performance as measured against predetermined targets. Individual target award levels, expressed as percentages of the participants’ base salaries, are established at the beginning of the year. The targets range from 10% of base salary for the lowest level eligible participant to 100% for the Chief Executive Officer. The target awards under the AIP, when combined with base salaries, position the executives to earn total cash compensation approximating competitive market median levels. In addition, other performance levels above and below the target, up to a designated maximum, provide the opportunity for executives to earn total annual cash compensation above the competitive market median when above-target performance warrants, or the possibility of earning total annual cash compensation below the median in cases of below-target performance.

For performance during the past five years (2002-2006), the part of the AIP in which the named executive officers participate has paid out in excess of the target level one time and under the target level four times. The maximum payout level was not achieved during this five-year period. The payout percentage over the past five years for the named executive officers has been between approximately 21% and 131% of the participants’ target award opportunity with an average payout percentage over the past five years of 84.1% of the target award opportunity.

The AIP includes plans for management-level employees of the Company’s drilling management services and oil and gas subsidiaries, as well as a plan for all other management-level employees of the Company and its subsidiaries, including our contract drilling subsidiaries. This latter plan is the one in which all of the named executive officers participate.

•	Changes In 2006

At the end of 2005, when our Compensation Committee set the goals for our 2006 AIP, the Committee noted the greatly increased demand for labor in the rapidly expanding and highly competitive offshore drilling industry. This made it more imperative than ever that each element of the Company’s compensation be competitive, which meant that the bonus plan targets and other performance levels had to be achievable and credible while still demanding the extra effort that would result in strong Company performance and increased value to the Company’s shareholders. The Committee also noted that, because it was basing the size of its annual performance-based restricted stock unit awards, which are discussed below, on prior-year performance under the AIP, the role of the AIP was even more critical. In addition, the Committee recognized a need to keep the AIP clear and understandable and avoid making radical changes to the AIP each year. In this context, the Committee modified the 2006 AIP to help attract and retain talent without creating an unnecessary windfall or losing sight of the AIP’s role as an incentive to improve shareholder value. Being mindful of these concerns, the Committee agreed that it would be best to adjust the goals within the existing 2005 AIP performance measurement categories but avoid replacing or eliminating individual measurement categories in developing the 2006 AIP.

•	The 2006 AIP

The part of the 2006 AIP in which the named executive officers participated had a potential payout range for any individual of 0% to 150% of his or her individual target award level. The named executive officers’ individual target award levels for 2006, which were expressed as percentages of their base salaries and were established by the Compensation Committee in

December 2005 to reflect their relative levels of responsibility within the Company, were: Mr. Marshall, 100%; Mr. Dawson, 65%; Mr. Ralls, 75%; Mr. McCulloch, 65%; Mr. Hunt, 65%; and Mr. Woolie, 65%.

As outlined in the table on page 29, half of each participant’s target award under the 2006 AIP was based upon the Company’s achievement during 2006 in financial performance measurement categories that the Compensation Committee thought would be the most important financial drivers of shareholder value in 2006. The financial measurement categories were cost containment and relative adjusted net income, with each of those components being weighted at 25% of the overall bonus opportunity. Under the cost containment category, 2006 contract drilling cost plus general and administrative cost was measured against a numeric target and other numeric performance levels (above and below the target level) that were derived from the Company’s own internal business plan objectives. Under the relative adjusted net income category, the Company’s 2006 net income was measured against a numeric target and other numeric performance levels that were expressed as percentages of aggregate industry peer group net income for 2006, adjusted for non-recurring items, with the target being based on outside stock analysts’ projections of the percentage of aggregate industry peer group net income the Company was expected to earn in 2006. The peer group for this purpose consisted of the same companies used in the Cumulative Total Shareholder Return graph in our 2006 and 2005 proxy statements and our 2006 Annual Report to Shareholders, which were Diamond Offshore Drilling Inc.; ENSCO International Incorporated; Noble Corporation; Pride International, Inc.; Rowan Companies, Inc.; and Transocean Inc. After the end of the year, the Company engaged an outside independent public accounting firm to verify the Company’s calculations of the results under the financial measures.

The other half of each participant’s target award under the 2006 AIP was based on Company operational performance measurement categories, which were the Company’s safety incident rate with a threshold based on the prior three-year International Association of Drilling Contractors (“IADC”) rate and the Company’s 2005 rate (weighted at 15% of the overall bonus opportunity), rig downtime (weighted at 10%), well performance expressed as a percentage decrease in drilling curve “flat spots,” which are classified as non-productive time by our customers (weighted at 15%), and corporate objectives (weighted at 10%). Offshore drilling safety, rig downtime and well performance are all categories that are important to our customers, and to our employees, and directly relate to our mission to be recognized by our customers as providing the world’s best drilling service. The plan’s corporate objectives include the major initiatives that the Compensation Committee endorses as needing to be accomplished during the year. The 2006 corporate objectives were the achievement of specifically designated tasks in the areas of leadership development, inventory control, drilling rig project management, corporate financial software implementation, and information technology disaster recovery planning.

As noted above, when the Compensation Committee designates the target levels of performance for each performance measurement category other than the corporate objectives (for which varying levels of performance are not specified), it also approves other performance levels for that category, including a minimum threshold performance level, a below-target performance level, an above-target performance level, and a maximum performance level. In making the annual determinations of the targets and these other performance levels, the Committee considers the long-term performance of the AIP as an incentive and specific circumstances facing the Company during the coming year. Based on the target and other performance levels designated by the Committee for each performance category, participants receive:

•	no payment for the performance category unless the Company achieves the minimum threshold performance level designated for that category;

•

a payment of at least 50% but less than 100% of the target award opportunity for the performance category if the Company achieves or exceeds the 50% performance level but does not achieve the 100% target performance level designated for that category;

•

a payment of at least 100% but less than 150% of the target award opportunity for the performance category if the Company achieves or exceeds the 100% target performance level but does not achieve the 150% performance level designated for that category;

•

a payment of at least 150% but less than 200% of the target award opportunity for the performance category if the Company achieves or exceeds the above-target performance level but does not achieve the maximum 200% performance level designated for that category; and

•	a payment of 200% of the target award opportunity for the performance category if the Company achieves or exceeds the maximum performance level designated for that category.

While achieving or exceeding the maximum performance level for any measurement category will result in a 200% payout for that category, the aggregate maximum award was capped at 150% of the target award opportunity for the part of the 2006 AIP in which the named executive officers participated.

The Compensation Committee endeavors to set each performance level to be a “stretch-goal” the attainment of which would demand the extra effort required to return value to our shareholders. In setting the 2006 targets and other performance levels, the Committee considered, among other things, the payouts under the AIP in prior years and other indicators of whether targets and other performance levels in those years had been too lenient, too aggressive, or credible; the importance of each category to achieving the Company’s corporate mission and strategic plan; expectations regarding earnings per share and overall Company performance; and specific challenges facing the Company at the time the levels were set, including those posed by escalating costs and a rapidly expanding workforce as industry demand increased.

The targets and other performance levels in the 2006 AIP are outlined below.

2006 AIP TARGETS AND OTHER PERFORMANCE LEVELS

Performance Measurement Categories	Overall Weight	Performance Levels
		Threshold		50% Level		At 100% Target	150% Level	200% Maximum
FINANCIAL:
Cost Containment (Contract drilling cost plus general & administrative cost)	25%	$1,208MM	(1)	$1,208MM	(1)	$1,150MM	$1,122MM	$1,093MM
Relative Adjusted Net Income (As a percentage of aggregate industry peer group net income)	25%	16.00%		17.50%		18.00%	19.00%	20.00%

OPERATIONAL:
Safety Incident Rate	15%	.32	(1)	.32	(1)	.29	.27	.25
Rig Downtime	10%	2.50	%(1)	2.50	%(1)	2.00%	1.94%	1.87%
Well Performance (Decrease in drilling curve flat spots)	15%	2.00	%(1)	2.00	%(1)	3.00%	4.50%	6.00%
Corporate Objectives(2)	10%	See Below

(1)

For some performance measures the threshold and 50% performance levels were the same. The Committee thought that the difficulty of reaching the threshold levels under these measures warranted paying at 50% of the targets if the threshold levels were reached.

(2)

The 2006 corporate objectives, which were established at the end of 2005, were the achievement of specifically designated tasks in the areas of leadership development, inventory control, drilling rig project management, corporate financial software implementation, and information technology disaster recovery planning. The Compensation Committee did not specify varying levels of performance under the corporate objectives in advance. After the year ended, the level of achievement of the specified corporate objectives was determined by the Committee based on such factors as it deemed relevant, which included subjective factors.

At the end of 2005, our Compensation Committee also approved a list of specified 2006 individual and strategic goals for each named executive officer, the achievement of which would be used by the Committee to consider possible upward and downward adjustments to each named executive officer’s eventual 2006 AIP award.

Under the AIP for 2006, the actual awards for the named executive officers relative to their targets were determined after the year ended as follows: (a) the Compensation Committee determined Company-wide 2006 performance, including cost containment at the $1,208.3MM level and Relative Adjusted Net Income at the 19.6% level, relative to the 2006 AIP’s financial and operational goals for the part of the plan in which all of the named executive officers participated, which would have resulted in a payment of 115.1% of the total target award opportunity; (b) the Committee gave additional consideration to an acceleration of equity compensation expenses, which was attributable to a change in the accounting rules under FAS 123(R), and to the unplanned expense of a second “annual” grant of stock appreciation rights during calendar-year 2006, and, based on these considerations, adjusted the performance result under the cost containment measure from $1,208.3MM to $1,194.7MM, resulting in a payment of 130.5% of the 2006 AIP’s total target award opportunity; (c) in the case of each named executive officer, the Committee considered the individual’s achievement of his individual and strategic goals for 2006 that were approved by the Committee at the end of 2005; and (d) the Committee decided to round Mr. Marshall’s 2006 bonus up to the next

$5,000 (an increase of $3,625) and each other named executive officer’s bonus up to the next $100. Based on these determinations, in March 2007 the Company paid out cash bonuses for 2006 to the named executive officers. The following named executive officers received the payments indicated below for performance under the 2006 AIP.

Name	2006 AIP Award	% of Target
Jon A. Marshall	$1,015,000	131.0%
Michael R. Dawson	$275,700	130.5%
W. Matt Ralls	$465,000	130.5%
James L. McCulloch	$301,200	130.5%
Roger B. Hunt	$292,700	130.5%

Mr. Woolie received no payment under the 2006 AIP inasmuch as his service as an executive officer terminated before the end of 2006 and his active employment ended before payments for 2006 were made.

Awards made to the named executive officers in March 2007 for performance in 2006 are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 41.

•	Changes For 2007

During 2006, as the Compensation Committee developed the 2007 AIP, the Committee noted a lack of significant upside opportunity and insufficient downside in the part of the 2006 AIP in which the named executive officers participated, together with the resulting possibility that the plan might not deliver competitive awards during the top parts of the offshore drilling industry cycle but might provide above-average bonuses during cycle troughs. The Committee also noted that the high turnover of talent in the offshore drilling industry due to industry expansion was expected to intensify in 2007, and it thought that the lack of competitive awards might not support the Company’s requirements for recruiting and retaining talent during industry cycle tops. Finally, the Committee concluded that financial performance that was evaluated relative to the Company’s competitors could result in too much randomness in the payout in the current industry environment, primarily due to the large revenue backlogs and share buybacks that were prevalent in the industry. In view of these concerns, and concerns that some of the 2006 AIP targets and other performance levels, such as those for the rig downtime measure in an industry environment where rig utilization was exceptionally high, may have been too aggressive, the Committee approved the following changes in developing the 2007 AIP.

•

While the 50% weightings for the overall financial and operational measures, respectively, were retained, the weighting and selection of the performance measurement categories within each of the two broad measures were adjusted to reflect priorities for 2007. In particular:

•

The two financial performance measurement categories, which were cost containment and relative net income in the 2006 AIP, were replaced with a single category, which is the Company’s contract drilling operating income, exclusive of intercompany eliminations, relative to the Company’s own internal projection for 2007, with a recognition that cost will be a significant driver of net income in 2007;

•

The four operational measurement categories, which under the 2006 AIP had been safety (weighted at 15% of the overall bonus opportunity), downtime (weighted at 10%), well performance (weighted at 15%), and corporate objectives (weighted at 10%), were all retained for the same reasons they were used in 2006, but with a weighting for each of those categories of 12.5% of the overall bonus opportunity under the 2007 AIP; and

•

The corporate objectives for 2007 are the achievement of specifically designated benchmarks in the construction of the Company’s new GSF Development Driller III semisubmersible drilling rig based on the Company’s own internal budget projections and projected schedule.

The resulting measurement category weightings for 2007 are shown below.

2007 AIP MEASUREMENT CATEGORIES

Performance Measurement Categories	Overall Weight
FINANCIAL:
Contract Drilling Operating Income Exclusive of Inter-Company Eliminations	50.0%

OPERATIONAL:
Safety Incident Rate (Threshold is average IADC offshore incident rate for the previous 3 years(1))	12.5%
Rig Downtime	12.5%
Well Performance (Decrease in drilling curve flat spots)	12.5%
Corporate Objectives	12.5%

(1)	Uses data through September for the third year.

•	The maximum award opportunity was increased from 150% of base salary to 200% of base salary.

•

The Committee set the targets and other performance levels in the 2007 AIP at levels the Committee thinks are stretch targets that will demand extra effort from participants while also providing the meaningful upside opportunity the Committee thought was lacking in the 2006 AIP.

•

In addition, as in 2006, the Committee approved a list of specified individual and strategic goals for each named executive officer, the level of achievement of which will be used by the Committee to consider possible adjustments, up or down, to each officer’s eventual 2007 bonus.

Long-Term Incentive Plan

The GlobalSantaFe 2003 Long-Term Incentive Plan was approved by our shareholders at the 2003 Annual General Meeting of Shareholders and was amended by the shareholders at the 2005 Annual General Meeting of Shareholders (as amended, the “2003 LTIP”). Under the 2003 LTIP, we can design cash and stock-based incentive compensation programs to incentivize superior performance and the achievement of corporate goals by directors, employees, and others who provide key services to the Company in order to promote the growth of stockholder value and retain key talent by providing such key individuals with opportunities to participate in the long-term growth and profitability of the Company.

Under the 2003 LTIP, the Compensation Committee may grant participants ordinary shares of the Company’s stock, restricted stock, stock units, stock options, stock appreciation rights, performance units and/or cash performance-based bonuses. In granting these awards, the Committee may establish any conditions or restrictions it deems appropriate.

•	Changes in 2006

Our Compensation Committee continually reviews our long-term incentive program to ensure its future competitiveness and appropriateness. As a result of this ongoing review, in 2006 the Committee made the following changes to our long-term incentive program.

•	Effective January 2006, when we started accounting for stock-based awards in accordance with the requirements of FAS 123(R), we also started granting stock-settled stock appreciation rights, which are discussed in more detail below, in lieu of stock options. We made this change because a grant of stock appreciation rights provides our key employees with the same incentive opportunity and has similar accounting and tax effects to the Company as a stock option grant of equal value but uses fewer shares, thereby resulting in less dilution for our shareholders.

•

Given the recent improvement in the offshore drilling industry that led to increased competition for talent, the resulting increased importance of having meaningful incentive compensation, and the difficulty of setting meaningful long-term performance goals, especially in a rapidly changing industry, the Compensation Committee decided not to grant cash-based performance units in 2006. Previously we had granted cash-based performance units to key employees, including the named executive officers, with each performance unit having a target value of $25.00 and cliff vesting at the end of a three-year performance period. The ultimate value of each unit is determined at the end of the three-year period based on the Company’s performance measured against pre-established goals and can range from zero to two times the target value. Each performance unit for the 2003-2005 performance period resulted in a $0 payout in 2006, each unit for the 2004-2006 performance period resulted in a $19.36 payout in March 2007, and the units for the 2005-2007 performance period are still outstanding. The performance measurement categories established by the Compensation Committee for the 2005-2007 performance period are (a) the Company’s return on invested capital compared to an industry peer group consisting of the same companies used in the Cumulative Total Shareholder Return graph in our 2005 proxy statement, and (b) the Company’s total shareholder return compared to the same industry peer group. An outside independent public accounting firm verifies our calculations of the results under these measures. Payouts under the performance units are determined for the most recently completed three-year cycle at the Compensation Committee’s regularly scheduled first-quarter meeting each year and are reflected in the Summary Compensation Table on page 41 of this proxy statement. The Compensation Committee will continue to review its long-term incentive program and determine if performance units should be used in future years.

•

With the suspension of performance unit grants in 2006, we decided to allocate 60% of the total target value for long-term incentive awards for named executive officers to stock-settled stock appreciation rights and the remaining 40% to performance-awarded restricted stock units, each of which is discussed in more detail below. Previously we had allocated one-third of the total target value for long-term incentive awards for the named executive officers to stock options, one-third to performance units, and one-third to performance-awarded restricted stock units. We allocated a greater percentage of the target value for long-term incentive awards to stock-settled stock appreciation rights than to restricted stock units consistent with our belief that, as an executive’s responsibility increases, his or her compensation mix should be weighted more heavily toward at-risk compensation. Participants below the senior officer level receive a smaller percentage of their target value in stock appreciation rights and a higher percentage in restricted stock units.

•	Stock-Settled Stock Appreciation Rights

We have historically granted stock options, and more recently stock-settled stock appreciation rights (“SARs”), to key employees, including the named executive officers, in order to create and maintain a strong linkage between executive compensation and the creation of shareholder value, provide an opportunity for increased ownership of Company stock by our executives, and maintain competitive levels of total compensation. In addition, the SARs’ vesting and forfeiture features are designed to help us retain key employees.

Before 2006, we granted stock options to our key employees at the beginning of the first calendar quarter after they were hired or promoted, with annual grants thereafter. It was formerly our Compensation Committee’s practice to authorize the annual grants of stock options and SARs in advance at its regular fourth-quarter meeting in December each year, with the grants being effective on and priced on the first trading day in January of the following year. The first annual grant of SARs in 2006 was therefore made effective January 3, 2006. Later in 2006, however, in response to concern over the improper grant pricing practices of other companies, we decided to change this practice and start making all grants effective on and price them on the same day they are authorized by the Compensation Committee. The second annual grant of SARs was therefore made on December 7, 2006, which was the date of a regular fourth-quarter Committee meeting and resulted in two annual grants being made during calendar-year 2006. The Committee intends to make all future annual grants effective as of the dates of the regular fourth-quarter meetings at which they are authorized. In order to regularize the timing of grants and eliminate “off cycle” grants to the extent possible, the Compensation Committee also ended its former practice of authorizing our Chief Executive Officer to grant a limited number of options, and more recently SARs, to key employees, excluding named executive officers and any other officer subject to Section 16 of the 1934 Securities Exchange Act, upon their hiring or promotion during the coming year. In 2006, before this practice was ended, the Chief Executive Officer granted SARs to key employees on May 23rd and June 26th. Beginning with a grant made on March 6, 2007, all SAR grants will be made only by the Compensation Committee at its regular quarterly meetings, which are generally scheduled one year in advance.

When an SAR is exercised, the holder of the SAR receives the difference between the SAR’s exercise price and the exercise-date fair market value of one ordinary share of the Company, payable in ordinary shares of the Company valued on the day of exercise, less a number of shares with a value sufficient to satisfy any withholding requirements. Before December 7, 2006, our SARs were granted with exercise prices equal to the average of the lowest and highest reported per share sale prices for the Company’s stock on the day of grant. Beginning December 7, 2006, our SARs are granted with exercise prices equal to the reported per share closing market price for the Company’s stock on the day of grant, which is consistent with recent changes in the Securities and Exchange Commission’s rules for the disclosure of executive compensation. All SARs are granted with a three-year ratable vesting schedule and a ten-year term. Vesting and exercise rights cease upon termination of employment except in the case of death or disability (unvested portion of award vests in full immediately and the SARs remain exercisable for three years), retirement (award continues to vest over and remains exercisable during a five-year period subject to forfeiture if the participant works for a competitor), termination other than for cause (unvested portion of award vests pro rata based on service since last vesting date and remains exercisable for a period of one year or the period of salary continuation if longer), or voluntary termination (vested SARs remain exercisable for three months). SARs are not transferable except by will or the laws of descent and distribution, or to family members, trusts and partnerships, or pursuant to a judgment, decree or order relating to child support, alimony or marital property rights. Prior to the exercise of an SAR, the holder has no rights as a stockholder with respect to the shares subject to the SAR, including voting rights and the right to receive dividends.

In determining the number of SARs to grant to a particular employee when the annual grants were made in January 2006, our Compensation Committee started by establishing a target value for each participant’s total long-term incentive awards, expressed as a percentage of annual base salary, the percentages being set at levels the Committee believed to be competitive with the market using the methodology described above to compare our named executive officer positions to the competitive market. In the case of our named executive officers, the percentages of annual base salary used were: Mr. Marshall, 425%; Mr. Dawson,

350%; Mr. Ralls, 350%; Mr. McCulloch, 350%; Mr. Hunt, 350%; and Mr. Woolie, 350%. The percentages were the same in connection with the December 2006 annual grants, except Mr. Marshall’s percentage was raised to 500% and Mr. Ralls’ percentage was raised to 400% in view of their demonstrated ability to take on increased responsibilities in their relatively new positions, and Mr. Woolie, whose service as an executive officer terminated in December 2006 and active employment ended in January 2007, was not considered for a December 2006 grant. The Committee then took the resulting target value for each participant’s total long-term incentive awards and allocated a percentage of that target value to SARs and the remainder to performance-awarded restricted stock units, which are discussed below. The percentage allocated to SARs was 60% in the case of the top seven executive officers, including the named executive officers, and 30% in the case of all other key employee participants. The resulting target value for SARs was then divided by the Black-Scholes value per SAR to determine the actual number of SARs to be granted. The resulting number of SARs was not adjusted up or down based on the individual’s performance or other factors in view of the fact that the SARs themselves are performance-based in that the eventual payout, if any, is dependent on stock price performance, and in view of the other performance-based compensation that we use. In 2006, each of the named executive officers except Mr. Woolie received two annual grants of SARs, on January 3rd and December 7th, as explained above. In 2006, Mr. Woolie received one annual grant of SARs, on January 3rd.

We do not backdate stock options or SARs or grant options or SARs retroactively. In addition, we do not time grants of options or SARs so they are made before the announcement of favorable information or after the announcement of unfavorable information. With the exception of an option grant to several key employees in 1997 pursuant to the terms of our shareholder-approved initial public offering, which had an exercise price equal to the initial public offering price, GlobalSantaFe Corporation has not granted options or SARs with an exercise price less than the fair market value of the Company’s stock on the grant date, determined as outlined above, nor have we granted options priced on a date other than the grant date.

The SAR grants in 2006 are reflected in the Grants of Plan-Based Awards in 2006 table on page 43, and exercises in 2006 of stock options granted in prior periods are reflected in the Option Exercises and Stock Vested table on page 46.

•	Performance-Awarded Restricted Stock Units

In 2005 our Compensation Committee began granting performance-awarded restricted stock units (“PARSUs”) to key employees, including the named executive officers, as part of the annual long-term incentive grants. As in the case of SARs, PARSUs are granted to further create and maintain a strong linkage between executive compensation and the creation of shareholder value, provide an opportunity for increased ownership of Company stock by our executives, maintain competitive levels of total compensation, and aid in employee retention. In addition, the PARSUs encourage participants to focus on longer-term Company performance in that none of the PARSUs vest during the first three years after their grant dates, unlike the SARs we have granted to date, which start vesting one year after their grant dates.

The PARSUs are “performance-awarded” in that the number of PARSUs to be awarded to an individual in a given year is based on the percentage of his or her target bonus that he or she earns through performance under the prior year’s AIP. Each PARSU represents one ordinary share of Company stock and cliff vests after three years of continued service to the Company. Upon vesting, each PARSU is paid out in the form of ordinary shares of the Company, and dividend equivalent payments accrued throughout the vesting period are paid out in cash.

A participant’s rights to the PARSUs and dividend equivalent amounts end upon termination of employment except in the case of death or disability (in which case the PARSUs and dividend equivalents immediately vest), retirement (in which case the PARSUs and dividend equivalents vest as usual at the end of the three-year vesting period subject to forfeiture if the participant works for a competitor), or termination other than for cause (in which case a prorated number of the PARSUs and all accrued dividend equivalents immediately vest and the balance of the PARSUs are forfeited). PARSUs are not transferable except to family members, trusts and partnerships, or pursuant to a judgment, decree or order relating to child support, alimony or marital property rights. Prior to vesting and payment in shares of stock, the holder has no rights as a stockholder with respect to the shares subject to the PARSUs, including voting rights and the right to receive dividends, although, as noted above, dividend equivalent amounts accrue during the vesting period, subject to forfeiture.

PARSUs are granted when key employees are hired, with annual grants thereafter. Additional grants may be made upon promotion when the promotion involves a substantial increase in the scope of the employee’s responsibilities. Inasmuch as the number of PARSUs to be awarded to an individual in the annual grants is based on the percentage of his or her target bonus that he or she receives under the prior year’s AIP, the Compensation Committee’s practice has been to make the annual PARSU grants at its regular meeting in the first quarter each year. The 2006 annual PARSU grants were therefore made on March 2, 2006, the 2007 annual PARSU grants were made on March 6, 2007, and the Committee intends to continue to consider making annual PARSU grants at each of its regular first-quarter meetings in the future, including in each case grants to named executive officers. At the time it makes the annual PARSU grants, it has been the Compensation Committee’s practice to also authorize our Chief Executive Officer to grant a limited number of PARSUs to key employees, excluding named executive officers and any other officer subject to Section 16 of the 1934 Securities Exchange Act, upon their hiring or promotion during the coming year. In 2006, the Chief Executive Officer granted PARSUs to key employees on April 3rd, May 23rd, June 26th, July 3rd, October 3rd, and December 28th.

When determining the number of PARSUs to grant to a particular employee in the March 2, 2006, annual grants, our Compensation Committee started with the same total long-term incentive awards target value used to determine the number of SARs to be granted, as discussed above. The Committee then allocated a percentage of that target value to PARSUs, the percentage being 40% of the total long-term incentive award target value in the case of each of the top seven executive officers, including the named executive officers. The value of the PARSUs actually awarded to any participant is the percentage of his or her total target value for PARSUs that is equal to the percentage of his or her target bonus actually paid under the prior year’s AIP. Once a participant’s value for PARSUs has been determined, it is divided by the average per share closing trading price of the Company’s ordinary shares over a period of 20 trading days to determine the number of PARSUs to be granted. The 20-day trading period ended three trading days before the PARSU grant date in 2006 but ends five trading days before the PARSU grant date in 2007 and future years for administrative convenience. The resulting number of PARSUs for named executive officers has not been adjusted up or down based on the individual’s performance or other factors in view of the fact that such adjustments, if any, are made in the determination of the individual’s annual bonus under the AIP for the prior year, which, as noted above, is a primary determinant of the number of PARSUs to be granted to an individual.

PARSU grants and payouts upon vesting are reflected in the Grants of Plan Based Awards in 2006 table on page 43 and the Option Exercises and Stock Vested table on page 46.

•	Run Rate and Dilution Management

Our Compensation Committee is mindful of dilution and share usage run rates and intends to target the annual share usage run rate to below 1% of ordinary shares outstanding. The changes we have recently made to the long- term incentive program, which are described above, have resulted in a significant reduction in the Company’s run rate, from 1.37% to 0.6% at the end of 2006. The actual run rate is expected to vary from year to year in response to market conditions and changes in the Committee’s compensation strategy.

Savings Plan

Our 401(k) Savings Plan is a tax-qualified retirement savings plan to which all U.S. employees, including the named executive officers, are eligible to contribute up to 25% of their annual base salary up to the prescribed Internal Revenue Code annual limit ($15,000 in 2006) on a pre-tax basis. The Company matches in cash 100% of the first 6% of eligible pay that is contributed to the plan by the participating employee. Participants age 50 and older, including the named executive officers, may also make additional pre-tax “catch-up” contributions each year, up to the prescribed Internal Revenue Code annual limit ($5,000 in 2006.) Catch-up contributions are not matched by the Company. For employees who were originally hired on or before December 31, 2003, company-matching contributions are fully vested upon contribution. For employees originally hired on or after January 1, 2004, company-matching contributions become vested upon completion of three years of Company service. Matching contributions during 2006 to the named executive officers’ 401(k) Savings Plan accounts are detailed in footnote 6 to the Summary Compensation Table on page 41.

Non-Qualified Deferred Compensation Plan

We offer a Key Executive Deferred Compensation Plan to certain employees, including the named executive officers. Information regarding this plan may be found under “Non-Qualified Deferred Compensation” on page 52 of this proxy statement.

Other Benefits

We provide our named executive officers with health, welfare and other benefits that we believe are reasonable and consistent with our overall compensation program. As regular U.S.-based full-time employees, the named executive officers participate in a variety of health and welfare and paid time-off benefits, and also in the savings and retirement plans described below, all of which are designed to enable the Company to attract and retain its workforce in a competitive marketplace. The named executive officers’ medical and dental benefits for themselves and their dependents are provided through the Company’s self-funded Health Care Plan for employees. In addition, the named executive officers may participate in tax-qualified health care and dependent care spending accounts, life insurance and accidental death and dismemberment coverage, and disability coverage. Named executive officers receive additional life insurance benefits, the premiums for which are included in the “All Other Compensation” column of the Summary Compensation Table on page 41.

Perquisites

We provide only minimum perquisites to executive officers, consisting primarily of financial counseling. The incremental cost to us of these perquisites did not exceed $10,000 in the case of any named executive officer in 2006. We do not provide, among other things, reimbursement for legal counsel for personal matters or loans to our directors, officers or employees.

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

Retirement Plans

Our senior executives, including the named executive officers, participate in the following retirement plans.

Retirement Plan for Employees

The Company sponsors the tax-qualified, non-contributory, defined-benefit Retirement Plan for Employees, the accrued liabilities of which are fully funded at the present time. This plan covers virtually all U.S. employees, including the named executive officers. Under this plan, employees who complete five years of employment with the Company, or attain age 65 regardless of years of employment, earn the right to receive benefits upon their retirement at the normal retirement age of 65 or upon early retirement at or after age 55. Unreduced pension benefits are available to employees who retire from service at age 62 or older. Reduced benefits are paid to employees who retire from service between the ages of 55 and 62, and benefits are further reduced for participants with a vested benefit who have previously terminated employment and commence receiving benefits at age 55 or older (known as retiring from “vested terminated” status). Employees who retire from service at age 55 will be entitled to 65% of their accrued benefits, while employees who retire from vested terminated status at age 55 will be entitled to 33.7% of their accrued benefits.

Non-U.S. Retirement Plan

Mr. Hunt also participates in the GlobalSantaFe Non-U.S. Retirement Plan as a result of his years of service in our non-U.S. operations, during which time he was ineligible to participate in the Retirement Plan for Employees discussed above, which is for U.S. resident employees only. The provisions of the Non-U.S. Retirement Plan are virtually identical to the provisions of the Retirement Plan for Employees. Consistent with the Non-U.S. Retirement Plan’s purpose, the sum of Mr. Hunt’s eventual combined retirement benefits from the Retirement Plan for Employees and the Non-U.S. Retirement Plan will equal the benefit Mr. Hunt would have received had he only participated in the Retirement Plan for Employees throughout all of his years of service to the Company.

Pension Equalization Plan

To the extent the annual income of an eligible employee—including the named executive officers—exceeds either the annual income limitations or the annual benefit limitations imposed by the Internal Revenue Code for purposes of calculating eligible remuneration under a qualified retirement plan (income is limited to $220,000 in 2006, benefits are limited to $175,000 in 2006), any pension benefits attributable to such difference are paid from the Company’s non-qualified, non-contributory, defined-benefit Pension Equalization Plan. This plan is presently funded at 75% of accrued liabilities through a rabbi trust, which means that the assets of the trust are not immune from claims of the Company’s creditors. The formula used to calculate benefits under this plan is the same as that used under the Retirement Plan for Employees, described above. Benefits under this plan are paid in a lump sum.

Supplemental Executive Retirement Plan

In addition to the pension benefits described above, all of the named executive officers are participants in our non-qualified, non-contributory, defined-benefit Supplemental Executive Retirement Plan (“SERP”), under which they may receive additional pension benefits. The SERP is presently funded at 86% of accrued liabilities through a rabbi trust. The purpose of the SERP and its enhanced pension benefits is to attract mid-career executives to senior management positions who might otherwise lose pension benefits by leaving another employer and joining the Company, and to reward the long-term loyalty of those senior executives who have chosen to remain with the Company. Benefits under this plan are not earned until a participant reaches age 55 and completes at least five years of eligible Company service or attains age 65 regardless of Company service. An unreduced benefit under the SERP is available to employees who retire from service at age 62 or older, but that benefit is reduced 5/12ths of 1% for each month the employee is less than age 62 on the date the benefit is paid. Eligible earnings under this plan are not limited by the Internal Revenue Code. Benefits under the SERP are paid as a lump sum. Each of the named executive officers has a written severance agreement with the Company that provides for accelerated vesting in certain termination or change-in-control situations, (see “Potential Payments Upon Termination or Change In Control,” which begins on page 54). Although the benefit payable from the SERP is calculated independently from the benefits under all of the Company’s other pension plans, it is reduced by the sum of the benefits that are payable from the Retirement Plan for Employees, the Non-U.S. Retirement Plan and the PEP. Accordingly, because the years of benefit service under the SERP is capped at fifteen, as the years of uncapped service under the other plans increases the sum of these benefits will increase based on their total uncapped number of years of service. At high levels of service, typically above 35 years, the sum of the benefits from these plans will exceed the SERP benefit, and at such time the SERP benefit will be completely offset by the benefits payable under these plans and will disappear.

For more information about each of the foregoing plans, including details about the benefit formulas and the present value of each named executive officer’s accumulated benefits, see “Pension Benefits” beginning on page 47 of this proxy statement.

Severance and Change-In-Control Arrangements

Severance Agreements

Each of our senior executive officers, including the named executive officers, has a severance agreement with the Company that includes severance and change-in-control arrangements. We believe that such arrangements are needed to promote stability and continuity of senior management and to ensure that our executives’ attention remains focused on the Company’s and our shareholders’ interests, particularly during uncertain times of rumored or actual fundamental corporate change, and that our executives are not distracted by unnecessary concern for their own personal well-being in the event of termination of their employment in circumstances beyond their control. In addition, the Company considers it likely that it will take more time for a higher-level employee to find new employment, and therefore our senior executive severance agreements provide paid severance for a longer period than would be the case with other employees.

Mr. Woolie’s service as an executive officer of the Company ended on December 11, 2005, and his active employment ended other than for cause on January 11, 2007. Under the terms of his severance agreement, he will receive two times his final annual base salary paid over a two-year period, the commencement of which was delayed until July 11, 2007, in order to comply with the requirements of Section 409A of the Internal Revenue Code, which is discussed below under “Taxation of Non-Qualified Deferred Compensation.” As a result of this delay and the vesting of his SERP benefit pursuant to the terms of his severance agreement, Mr. Woolie will be eligible for early retirement from service and an early retirement benefit under each of the three retirement plans discussed above when his severance pay period ends on July 11, 2009. Mr. Woolie will also receive the other severance benefits provided for in the senior executive severance agreements in cases of termination of employment other than for cause, including a lump sum equal to the sum of bonuses paid to him in the two years prior to termination of his employment. The Compensation Committee approved this discretionary lump sum payment to Mr. Woolie, together with an additional lump sum payment in the amount of $179,000, in recognition of Mr. Woolie’s important contributions to the Company’s success over his twenty-five years of service, including his role as the driving force behind our current attitude towards safety and our significant achievements in that area. For further information regarding Mr. Woolie’s severance benefits see “Payments and Potential Payments to Named Executive Officers,” which begins on page 56.

Other Change-In-Control Arrangements

In addition to the change-in-control provisions in the severance agreements described above, the terms and conditions of the Company’s outstanding employee stock options, SARs and restricted stock units provide that the right to exercise all options and SARs will accelerate, so that such options and SARs will become immediately exercisable and restricted stock units will vest upon a change in control as defined in the terms and conditions.

In the case of outstanding performance units, if a change of control as defined in their terms and conditions occurs during the three-year performance cycle, the holders of the performance units will be entitled to one-third of the performance units for each full year and each partial year that has elapsed during the performance cycle prior to the change in control. Those performance units would be paid on the date of the change in control and have a payout value equal to the target value ($25 per unit). The balance of the performance units would ordinarily be forfeited, but, inasmuch as the only performance units presently outstanding are in the final year of their three-year performance cycle, all of the presently outstanding performance units would be paid on the date of the change in control with no forfeiture.

For further information regarding our severance and change-in-control arrangements see “Potential Payments Upon Termination or Change In Control,” which begins on page 54.

TAX, ACCOUNTING AND REGULATORY CONSIDERATIONS

Taxation of Non-Qualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements under Section 409A of the Internal Revenue Code. The Jobs Creation Act applies to a broad array of compensation and non-compensation payments to employees, including some that do not fit the normal understanding of the term “deferred compensation.” Among other things, the changes in Sec. 409A have caused and will cause us to delay the commencement of severance benefit payments in certain cases. While the final regulations under the Jobs Creation Act have not yet become effective, we believe we are operating in good faith compliance with the statutory provisions, which were effective January 1, 2005.

Accounting for Stock-Based Compensation. Beginning on January 1, 2006, the Company began accounting for its stock-based grants, including its stock options, SARs and restricted stock, in accordance with the requirements of FAS 123(R). In response to this change and to reduce our share run rate under our 2003 Long-Term Incentive Plan, we have added full-value restricted stock units to our compensation program and replaced stock option grants with SAR grants as discussed above under “Long-Term Incentives.”

Deductibility of Executive Compensation. Section 162(m) of the U.S. Internal Revenue Code generally limits a public company’s tax deductions for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other most highly compensated executive officers. GlobalSantaFe Corporation, however, is not a U.S. corporation, and there are no deductions in respect of the named executive officers’ compensation included in a U.S. tax return. Section 162(m) therefore does not impose a limitation on our named executive officers’ compensation.

STOCK OWNERSHIP REQUIREMENTS

We encourage our senior executives to hold company stock, and their stock holdings are disclosed in the section titled “Security Ownership of Directors and Executive Officers” on page 15 of this proxy statement. In addition, we have designed our stock-based compensation plans to expose our senior executives and other key employees to the same opportunities and risks of Company stock ownership to which our shareholders are exposed. We also have corporate policies that prohibit our executives from engaging in arrangements to hedge their economic risk of Company stock ownership. In light of these policies and our executives’ holdings of Company stock and stock-based awards, we have found it unnecessary to impose mandatory stock ownership or holding requirements on our executives.

CONCLUSION

We believe our overall compensation mix and levels are appropriate and provide a direct link to enhancing shareholder value, achieving our mission and business strategy, and advancing the other core principles of our compensation philosophy and objectives, including attracting, motivating and retaining the key talent needed to ensure the long-term success of the Company. We will continue to monitor current trends and issues in our competitive landscape and will modify our programs where appropriate.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the above Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Edward R. Muller, Chairman Richard L. George, Member Stephen J. Solarz, Member Carroll W. Suggs, Member

SUMMARY COMPENSATION TABLE

The following table provides information about the compensation of the Company’s Chief Executive Officer, its Chief Financial Officer, the three other most highly compensated individuals who were officers at the end of the year, and one individual whose compensation attributed to 2006 would have placed him in the top five but for the fact that he was no longer an executive officer at the end of the year.

Name and Principal Position	Year	Salary ($)	Stock Awards(2)($)	Option Awards(3)($)	Non-Equity Incentive Plan Compen- sation(4)($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings(5)($)		All Other Compen- sation(6)($)	Total ($)
Jon A. Marshall President and Chief Executive Officer	2006	$775,000	$2,073,308	$5,979,602	$1,886,200	$1,323,660		$23,220	$12,060,990

Michael R. Dawson Senior Vice President and Chief Financial Officer	2006	$325,000	$254,760	$653,822	$275,700	$345,169		$14,709	$1,869,160

W. Matt Ralls Executive Vice President and Chief Operating Officer	2006	$475,000	$1,055,931	$2,864,645	$755,400	$724,542		$21,170	$5,896,688

James L. McCulloch Senior Vice President and General Counsel	2006	$355,000	$446,797	$899,725	$591,600	$195,519		$19,108	$2,507,749

Roger B. Hunt Senior Vice President, Marketing	2006	$345,000	$983,693	$1,945,412	$495,980	$484,766		$16,528	$4,271,379

Marion M. Woolie(1)	2006	$345,000	$234,893	$422,916	$290,400	—	(7)	$2,146,933	$3,440,142
Senior Vice President, Operations

(1)	Mr. Woolie resigned his position as an executive officer of the Company on December 11, 2006, and his employment was terminated other than for cause effective January 11, 2007.
(2)

This column shows, for PARSUs, the dollar amount recognized for financial statement reporting purposes with respect to 2006 in accordance with FAS 123(R) and thus includes amounts in respect of PARSU awards granted in and prior to 2006. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For PARSUs, the grant date fair value is the market price on the date of grant. A discussion of the assumptions used in calculating these values may be found in Note 9 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that may be recognized by named executive officers.

(3)

This column shows, for stock options and SARs, the dollar amount recognized for financial statement reporting purposes with respect to 2006 in accordance with FAS 123(R) and thus includes amounts in respect of option and SAR awards granted in 2006 and options granted in prior periods. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. A discussion of the assumptions used in calculating these values may be found in Note 9 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006, and Note 2 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005.

(4)

Amounts consist of (a) payments for 2006 performance made in March 2007 under the Company’s 2006 Annual Incentive Plan, and (b) amounts paid out in March 2007 with respect to performance units granted in December 2003, which were cash based and paid out based on the Company’s performance over the three-year period ended December 31, 2006, as follows:

Name	J. A. Marshall	M. R. Dawson	W. M. Ralls	J. L. McCulloch	R. B. Hunt	M. M. Woolie
2006 AIP	$1,015,000	$275,700	$465,000	$301,200	$292,700	—
Performance Units	$871,200	—	$290,400	$290,400	$203,280	$290,400

The 2006 Annual Incentive Plan is described under “Compensation Discussion and Analysis—Annual Incentive Plan” beginning on page 26. The performance units paid out in cash at 77.4% of the target value of $25 per unit, or $19.36 per unit, based on the actual performance of the Company during the period from January 1, 2004, through December 31, 2006, as measured by (i) the Company’s return on invested capital (“ROIC”) relative to the Company’s cost of capital (“CC”), and (ii) the Company’s total shareholder return (“TSR”) relative to a peer group total shareholder return. The peer group for purposes of the calculation was Diamond Offshore Drilling, Inc., ENSCO International Incorporated, Noble Drilling Corporation, Pride International, Inc., Rowan Companies, Inc. and Transocean Inc. The performance units would have had zero value at payout if (i) TSR had been below the 50th percentile and (ii) ROIC had been less than or equal to CC. The maximum possible payout was 200% of the target value.

(5)

The amounts in this column are the change in actuarial present value of each individual’s accumulated benefit under all defined benefit pension plans. No named executive officer received preferential or above-market earnings on deferred compensation. The change in pension value reflects the difference in the present value of accumulated benefits determined as of December 31, 2006, as compared to December 31, 2005, for the Retirement Plan for Employees, the Pension Equalization Plan, and the SERP as well as the Non-U.S. Retirement Plan for Mr. Hunt. The Change in Pension Value shows the impact of a variety of factors, including: passage of time; change in assumptions; and change in accrued benefit due to additional credited service, changes in final average compensation, and changes in average social security wage base. The key assumptions used to calculate the present values of accrued benefits are shown in the section entitled “Pension Benefits” on page 47. These assumptions are primarily the same as those used for pension plan accounting under Financial Accounting Standards No. 87 (FAS 87) as of each measurement date with three exceptions—preretirement mortality, preretirement turnover, and age at which participants are assumed to retire. Additional details of the plan provisions and methods used to calculate the present values are included in the Pension Benefits section.

(6)

The table below shows the components of this column which include: (a) the Company’s matching contributions for each individual’s 401(k) plan contributions, (b) the IRS taxable value of insurance premiums paid by the Company with respect to executive life insurance and group term life insurance for the benefit of the named executive officers, and (c) certain amounts and the value of certain benefits payable to Mr. Woolie arising out of his departure from the Company and discussed in note (c) below. In 2006, none of the named executive officers received perquisites and other personal benefits with an aggregate incremental cost to the Company equal to or exceeding $10,000.

Name	401(k)(a)	Insurance(b)	Other	Total “All Other Compensation”
J. A. Marshall	$19,350	$3,870	—	$23,220
M. R. Dawson	$13,200	$1,509	—	$14,709
W. M. Ralls	$17,300	$3,870	—	$21,170
J. L. McCulloch	$17,300	$1,808	—	$19,108
R. B. Hunt	$13,200	$3,328	—	$16,528
M. M. Woolie	$14,800	$1,780	$2,130,353	$2,146,933

(a)

This amount includes $13,200 in matching contributions for each of the named executive officers. The amount also includes the following 2006 corrective contributions: Mr Marshall, $6,150; Mr. Ralls, $4,100; Mr. McCulloch, $4,100; and Mr. Woolie, $1,600. The 2006 corrective contributions were made to correct for the results of a programming error in 2004 and 2005 and were made pursuant to applicable Internal Revenue Service guidelines regarding corrections to deferral and matching shortfalls that result from operational failures.

(b)

These amounts show the IRS taxable value of insurance premiums paid by the Company with respect to executive life insurance and group term life insurance for the benefit of the named executive officers.

(c)

The amount shown for Mr. Woolie includes: two times base salary in the total amount of $690,000, which is payable over two years commencing in 2007 but was expensed by the Company in 2006; a lump sum equal to the sum of bonuses paid to Mr. Woolie in the two years prior to termination in the amount of $355,500; a special recognition lump sum payment in the amount of $179,000; outplacement services in an amount up to $25,000; financial services reimbursement in an amount up to $8,000; continuing welfare benefits of approximately $26,564; accelerated SARs valued at $946; accelerated PARSUs valued at $418,849; accelerated options valued at $88,994; and $337,500 (reflects the payout of all of the performance units for the 2005-2007 cycle at the target value of $25 per unit). The actual amount that will pay out for the performance units with a three-year performance period ending December 31, 2007, is not yet known and may be more or less than the amount set forth above, and accordingly the amount set forth above does not necessarily reflect what the Mr. Woolie will receive pursuant to this award. Under the terms of his severance agreement, upon termination of employment, the vesting of a portion of Mr. Woolie’s SARs, PARSUs and options were accelerated and the remaining unvested SARs, PARSUs and options were forfeited. The amounts set forth above equal the “in-the-money” value of the equity that was accelerated based on the market price of $52.18 per share on the date of acceleration. The amount Mr. Woolie may actually realize may be higher or lower than this amount. For more information about the amounts and benefits payable to Mr. Woolie see “Potential Payments Upon Termination or Change In Control” on page 54.

(7)	In the case of Mr. Woolie, the actuarial present value of his accumulated benefit and actuarial pension plans declined by $22,694 in 2006.

GRANTS OF PLAN-BASED AWARDS IN 2006

The following table provides information about the estimated range of payouts that were possible under the Company’s 2006 Annual Incentive Plan and about grants of PARSUs and SARs under the 2003 LTIP during 2006 to the named executive officers.

	Grant Date	Date of Comp. Comm. Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards(4) ($/Sh)	Closing Market Price on Date of Grant ($)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name			Thresh- old ($)	Target ($)	Maxi- mum ($)
J. A Marshall	12/07/2006	12/07/2006	—	—	—	—	130,000	$61.24	—	$3,070,600
	03/02/2006	03/02/2006	—	—	—	23,400	—	—	—	$1,342,458
	01/03/2006	12/19/2005	—	—	—	—	120,400	$49.50	$50.45	$2,105,706
			$38,750	$775,000	$1,550,000	—	—	—	—

M. R. Dawson	12/07/2006	12/07/2006	—	—	—	—	40,000	$61.24	—	$55,079
	03/02/2006	03/02/2006	—	—	—	8,100	—		—	$154,899
	01/03/2006	12/19/2005	—	—	—	—	41,600	$49.50	$50.45	$449,523
			$10,563	$211,250	$422,500	—	—	—	—

W. M. Ralls	12/07/2006	12/07/2006	—	—	—	—	61,000	$61.24	—	$1,440,820
	03/02/2006	03/02/2006	—	—	—	11,800	—	—	—	$378,965
	01/03/2006	12/19/2005	—	—	—	—	60,800	$49.50	$50.45	$1,076,769
			$17,813	$356,250	$712,500	—	—	—	—

J. L. McCulloch	12/07/2006	12/07/2006	—	—	—	—	40,000	$61.24	—	$103,795
	03/02/2006	03/02/2006	—	—	—	8,900	—	—	—	$268,733
	01/03/2006	12/19/2005	—	—	—	—	45,500	$49.50	$50.45	$578,816
			$11,538	$230,750	$461,500	—	—	—	—

R. B. Hunt	12/07/2006	12/07/2006	—	—	—	—	39,000	$61.24	—	$921,180
	03/02/2006	03/02/2006	—	—	—	12,900	—	—	—	$740,073
	01/03/2006	12/19/2005	—	—	—	—	44,200	$49.50	$50.45	$782,781
			$11,213	$224,250	$448,500	—	—	—	—

M. M. Woolie(6)	03/02/2006	03/02/2006	—	—	—	6,900	—	—	—	$124,934
	01/03/2006	12/19/2005	—	—	—	—	44,200	$49.50	$50.45	$272,398

(1)

These columns show the range of possible payouts for 2006 performance under the Company’s 2006 Annual Incentive Plan as described in the section titled “Annual Cash Incentives” in the Compensation Discussion and Analysis. If threshold levels of performance are not met, then the payout can be zero.

(2)

This column shows the numbers of PARSUs granted to the named executive officers under the 2003 LTIP. The terms of the PARSUs are more particularly described in the section titled “Performance-Awarded Restricted Stock Units” in the Compensation Discussion and Analysis.

(3)

This column shows the numbers of SARs granted to the named executive officers under the 2003 LTIP. The terms of the SARs are more particularly described in the section titled “Stock-Settled Stock Appreciation Rights” in the Compensation Discussion and Analysis.

(4)

The SARs granted on January 3, 2006, were granted with exercise prices equal to the mean between the lowest and highest reported per share sale prices for the Company’s stock on the day of grant. The SARs granted on December 7, 2006, were granted with exercise prices equal to the reported per share closing market price for the Company’s stock on the day of grant.

(5)

The fair value shown in this column was calculated in accordance with FAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 9 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006, and Note 2 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005.

(6)

Mr. Woolie’s active employment ended in January 2007, and, as a result, he was not eligible to receive a payout under the Company’s 2006 Annual Incentive Plan. Accordingly, estimated possible payouts are not included for him.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table provides information about the number of equity awards outstanding at December 31, 2006, for the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(6) (#)	Market Value of Shares or Units of Stock That Have Not Vested(7) ($)
	Exercisable	Unexercisable
J. A Marshall	33,250	—		$37.50	02/10/2008	50,400	$2,962,512
	33,250	—		$38.06	05/05/2008
	93,100	—		$29.18	02/22/2010
	93,100	—		$44.29	02/27/2011
	87,500	—		$29.85	03/04/2012
	87,500	—		$25.02	01/21/2013
	66,000	—		$21.33	05/06/2013
	134,000	66,000	(1)	$24.73	01/02/2014
	19,720	38,280	(2)	$37.48	02/28/2015
	—	120,400	(3)	$49.50	01/03/2016
	—	130,000	(4)	$61.24	12/07/2016

M. R. Dawson	13,300	—		$49.72	09/07/2010	16,056	$943,772
	12,303	—		$44.29	02/27/2011
	6,600	—		$25.02	01/02/2013
	8,250	—		$22.15	07/28/2013
	—	8,250	(1)	$24.73	01/02/2014
	1,601	3,107	(2)	$37.48	02/28/2015
	4,182	8,118	(5)	$37.72	06/07/2015
	—	41,600	(3)	$49.50	01/03/2016
	—	40,000	(4)	$61.24	12/07/2016

W. M. Ralls	56,525	—		$44.29	02/27/2011	25,800	$1,516,524
	8,800	—		$43.23	08/05/2007
	—	23,100	(1)	$24.73	01/02/2014
	10,540	20,460	(2)	$37.48	02/28/2015
	—	60,800	(3)	$49.50	01/03/2016
	—	61,000	(4)	$61.24	12/07/2016

J. L. McCulloch	43,225	—		$44.29	02/27/2011	19,900	$1,169,722
	21,285	—		$25.02	01/21/2013
	21,450	21,450	(1)	$24.73	01/02/2014
	8,330	16,170	(2)	$37.48	02/28/2015
	—	45,500	(3)	$49.50	01/03/2016
	—	40,000	(4)	$61.24	12/07/2016

R. B Hunt	10,250	—		$20.90	11/20/2011	21,900	$1,287,282
	11,500	—		$45.00	12/09/2007
	25,200	19,800	(1)	$24.73	01/02/2014
	6,800	13,200	(2)	$37.48	02/28/2015
	—	44,200	(3)	$49.50	01/03/2016
	—	39,000	(4)	$61.24	12/07/2016

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(6) (#)	Market Value of Shares or Units of Stock That Have Not Vested(7) ($)
	Exercisable	Unexercisable
M. M. Woolie(8)	29,925	—		$38.06	05/05/2008
	56,525	—		$44.29	02/27/2011
	8,645	—		$37.50	02/10/2008
	16,500	—		$25.02	01/21/2013
	21,450	21,450	(1)	$24.73	01/02/2014

(1)	Number of options, 100% of which vested January 1, 2007.
(2)	Number of options, 50% of which vested on February 28, 2007, and 50% of which vest on February 28, 2008.
(3)	Number of SARs, 34% of which vested on January 2, 2007, 33% of which vest on January 2, 2008, and 33% of which vest on January 2, 2009.
(4)	Number of SARs, 34% of which vest on December 7, 2007, 33% of which vest on December 7, 2008, and 33% of which vest on December 7, 2009.
(5)	Number of options, 50% of which vest on June 7, 2007 and 50% of which vest on June 7, 2008.
(6)	Number of PARSUs.
(7)	This column shows the total market value of the unvested stock awards as of December 31, 2006, based on the closing price per share of the Company’s stock of $58.78 on December 29, 2006.
(8)

Mr. Woolie ceased to serve as an executive officer in December 2006 and his active employment ended in January 2007. As a result, the vesting of 8,027 of his 16,900 outstanding unvested PARSUs will be accelerated and the remainder of the PARSUs will be forfeited. Accordingly, no amounts have been included in this table for PARSUs for Mr. Woolie and the vesting of 8,027 PARSUs is reflected in “Option Exercises and Stock Vested” below.

OPTION EXERCISES AND STOCK VESTED

The following table provides information about the number of stock option awards that were exercised by and the number of stock awards that vested to the named executive officers during the year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
J. A Marshall	157,275	$5,919,511	—		—
M. R. Dawson	40,972	$1,225,896	—		—
W. M. Ralls	154,806	$4,181,911	—		—
J. L. McCulloch	—	—	—		—
R. B. Hunt	160,800	$5,220,837
M. M. Woolie	—	—	8,027	(1)	—	(2)

(1)	The vesting of these PARSUs was accelerated as a result of Mr. Woolie’s termination of active employment in January 2007.
(2)

The final value of Mr. Woolie’s accelerated PARSUs will not be determined until July 11, 2007. In order to comply with the requirements of Section 409A of the Internal Revenue Code, the accelerated PARSUs are not being released to Mr. Woolie until July 11, 2007. As of December 31, 2006, the value of the PARSUs, based on the closing price per share of the Company’s common stock of $58.78, was $471,827.

PENSION BENEFITS

The named executive officers participate in the Company’s Retirement Plan for Employees (the “Qualified Plan”), Pension Equalization Plan (“PEP”), and Supplemental Executive Retirement Plan (“SERP”). In addition, Mr. Hunt participates in the Company’s Non-U.S. Retirement Plan (“Non U.S. Plan”). Additional information regarding these plans begins on page 37 in the “Compensation Discussion and Analysis” section of this proxy statement.

The following table shows the present value of accumulated benefits as of December 31, 2006, for the persons named in the Summary Compensation Table under the Qualified Plan, the Non-U.S. Plan, the PEP and the SERP.

Pension Benefits Table—Retirement Plans

Name	Plan Name	Years of Credited Service	Present Value of Accumulated Benefit			Payments During Last Fiscal Year
Jon A. Marshall	Qualified Plan PEP SERP	27.9 27.9 15.0	$ $ $	849,945 3,670,101 1,895,550		$	— — —
Michael R. Dawson	Qualified Plan PEP SERP	7.4 7.4 7.4	$ $ $	200,145 148,717 750,233		$	— — —
W. Matt Ralls	Qualified Plan PEP SERP	9.5 9.5 9.5	$ $ $	326,096 721,659 1,850,806		$	— — —
James L. McCulloch	Qualified Plan PEP SERP	23.1 23.1 15.0	$ $ $	663,061 1,001,952 990,306		$	— — —
Roger B. Hunt	Non-U.S. Plan Qualified Plan PEP SERP	15.1 21.9 37.0 15.0	$ $ $	339,750 603,442 2,105,943 —	(1)	$	— — — —
Marion W. Woolie	Qualified Plan PEP SERP	24.8 24.8 15.0	$ $ $	669,448 1,003,399 633,825		$	— — —

(1)

Accumulated benefits under the SERP are offset by amounts paid or payable under the Qualified Plan, the Non-U.S. Plan, the PEP, and, in the case of Mr. Hunt, a profit sharing plan. Mr. Hunt’s accumulated benefits under the Non-U.S. plan, the Qualified and the PEP result in a total offset under the SERP, reducing that plan’s benefit to zero.

Assumptions

The following table shows the key assumptions used to calculate the present value of accrued benefits shown in the table above. Note that the present value is based on the benefit accrued as of the measurement date and does not assume any future accrual of credited service or compensation increases.

	Measurement Date
Assumption	12/31/2005	12/31/2006
Discount Rate	5.50%	5.91%

Lump Sum Interest Rate:
• PEP	4.50%	4.50%
• SERP	3.00%	3.00%

Assumed Form of Payment:
• Qualified and Non-U.S. Plans	Single Life Annuity	Single Life Annuity
• PEP and SERP	Lump Sum	Lump Sum

Lump Sum Election—PEP and SERP	100%	100%

Percent Married—SERP	80%	80%

Spouse Age—SERP	Spouse 3 years younger	Spouse 3 years younger

Mortality Assumption:
• Preretirement	None	None
• Postretirement	RP 2000 White Collar with projected mortality improvements to 2020	RP 2000 White Collar with projected mortality improvements to 2020
• Lump Sum	GAR 94 Unisex	GAR 94 Unisex
• Profit Sharing Offset Amount	GAM 83 Male	GAM 83 Male

Interest Rate on Profit Sharing Account for Crediting and Conversion	3.00%	3.00%

Assumed Retirement Age (earliest unreduced age)	Age 62	Age 62

Calculation of Benefits

The benefits provided under the Qualified Plan, the Non-U.S. Plan, and the PEP for employees hired prior to January 1, 2005, are based on benefit formulas that utilize final average compensation and service while an eligible employee of GlobalSantaFe Corporation. For each plan, final average compensation is based on the consecutive 60-month period within the last 120 months of employment that the participant receives his or her highest basic earnings plus five highest bonuses. Mr. Hunt’s Non-U.S. Plan benefit is based on final average compensation while an active employee of the Company even though he is no long receiving credited service under the Non-U.S. Plan. Payouts under the SERP are based on final average compensation and credited years of service. Under the SERP, final average compensation is based on the consecutive 36-month period within the last 120 months of employment that the participant receives his or her highest basic earnings plus three highest bonuses. Under the Qualified Plan and the Non-U.S. Plan, compensation for 2006 was limited to $220,000 (lower limits applied to compensation earned prior to 2006).

The compensation used to determine plan benefits for all plans is comprised of basic earnings and eligible bonuses. Under the Qualified Plan and the Non-U.S. Plan, basic earnings means regular basic compensation paid to a participant and includes overtime, seniority pay paid regularly, shift-differential pay, and salary continuation payments made during severance. Both basic earnings and bonuses exclude allowances, special area or living allowance adjustments or bonuses, commissions, compensation based upon contract completions or extended travel assignments, employer contributions, compensation not constituting regular basic compensation such as restricted stock awards or stock options, severance payments made in the form of a lump sum, or lump sum payments of accrued vacation. In addition, bonuses exclude extraordinary bonuses that are not part of a program of regular and ongoing bonus opportunities.

Basic earnings and bonuses under the PEP and the SERP have the same meanings as found in the Qualified Plan but are not subject to the annual limitations imposed on that plan, except the Qualified Plan excludes extraordinary bonuses that are not part of a program of regular and ongoing bonus opportunities. Basic earnings and bonuses under the SERP exclude amounts earned after benefits commence under the Qualified Plan.

The final average compensation in the Qualified Plan for each named executive officer and for Mr. Hunt in the Non-U.S. Plan is $207,000 on December 31, 2006. The final average compensation in the PEP as of December 31, 2006, is $947,147 for Mr. Marshall; $588,046 for Mr. Ralls; $333,836 for Mr. Dawson; $465,474 for Mr. McCulloch; $481,877 for Mr. Hunt; and $462,352 for Mr. Woolie. The final average compensation in the SERP as of December 31, 2006 is $1,123,167 for Mr. Marshall; $640,899 for Mr. Ralls; $390,391 for Mr. Dawson; $487,791 for Mr. McCulloch; $485,458 for Mr. Hunt; and $463,918 for Mr. Woolie.

The monthly benefit under the Qualified Plan is defined as (a) plus (b) minus (c), where:

(a)	is the greatest of (i), (ii) and (iii):

(i)	1.525% of final average monthly compensation multiplied by credited service plus 0.475% of the final average monthly compensation in excess of one-twelfth of the participant’s Social Security Covered Compensation multiplied by credited service, not to exceed 35 years

(ii) (A)	The participant’s accrued benefit, if any, under the participant’s home base plan (defined to be either of the basic employee retirement plans that pre-dated the 2001 merger (the “Legacy Global Marine Plan” or the “Legacy Santa Fe Plan”), whichever the participant was participating in on July 1, 2002) as of June 30, 2002, plus

(B)	The participant’s accrued benefit as defined in (i) above, but considering only credited service beginning after July 1, 2002

(iii) (A)	For Legacy Global Marine Plan participants, the participant’s accrued benefit under the Legacy Global Marine Plan as of December 31, 1993, plus

(B)	For Legacy Global Marine Plan participants, the participant’s accrued benefit as defined in (i) above, but considering only credited service beginning after December 31, 1993

(b)	is, for participants accruing service under both the Legacy Global Marine Plan and the Legacy Santa Fe Plan, the participant’s predecessor plan benefit (defined to be the legacy plan that is not the participant’s home base plan)

(c)

is the participant’s profit sharing offset amount related to the period during which the participant accrues service in this plan. This offset is equal to the participant’s credit in his pension offset account (which represents contributions made by the company to the Santa Fe Profit Sharing and Retirement Plan from inception through December 1984, including any investment return theron) converted to a monthly single life annuity upon the later of age 62 or actual termination of employment. This account is converted using the Pension Benefit Guaranty Corporation immediate interest rate in effect on the first day of the plan year and the 1983 GAM (male) mortality table.

The monthly benefit under the current Non-U.S. Plan is similarly defined but it does not contain a reduction for a participant’s profit sharing offset amount as described in part (c) above. However, since Mr. Hunt was an active employee in the Legacy Santa Fe Plan, his benefit is reduced by his profit sharing offset amount related to the period during which he accrued service in the Non-U.S. Plan.

Note that none of the named executive officers has a predecessor plan benefit described in (b) above, and Mr. Hunt is the only named executive officer who has a profit sharing offset described in (c) above.

The monthly benefit under the PEP is defined as (a) minus (b), where:

(a)	is the monthly benefit calculated under the Qualified Plan without regard to the annual limitations imposed on that plan, and

(b)	is the monthly benefit calculated and payable under the Qualified Plan, assuming such benefits are payable as single life annuities commencing on the later of the participant’s normal retirement date or the date benefits are paid out under the PEP.

Note that Mr. Hunt is the only named executive with an accrued benefit in the Non-U.S. Plan, and, since he was a participant in the Legacy Santa Fe Equity Restoration Plan, the amount of his benefits that are not payable from the Non-U.S. Plan due to imposed annual limitations are deemed payable from the PEP.

The monthly benefit under the SERP is defined as a monthly annuity which is (a) times (b) minus (c), where:

(a)	is 4.0% of final average monthly compensation, and

(b)	is credited service to a maximum of 15 years, and

(c)

is the sum of the monthly benefits payable under the Qualified Plan, the Non-U.S. Plan, the PEP, and the participant’s profit sharing offset amount assuming such benefits are payable as single life annuities commencing on the later of the participant’s normal retirement date or the date benefits are paid out under the SERP.(1)

For participants who have been married at least one year at termination, the SERP benefit is defined as a contingent annuity with 100% of the participant’s payments continuing for the life of the surviving spouse following the participant’s death. For all other participants the benefit is defined as a single life annuity. The 100% contingent annuity is subject to a reduction of 1% for each year that the participant’s spouse is more than ten years younger than the participant.

Normal retirement under the Qualified Plan, the Non-U.S. Plan, and the PEP is age 65, and it is age 62 under the SERP, but under all plans a participant is entitled to receive a reduced benefit after

(1)

Mr. Ralls has a special supplemental agreement which amends part (c) of the monthly benefit under the SERP. For Mr. Ralls, part (c) is the sum of the monthly benefits payable under the Qualified Plan and the PEP, assuming such benefits are payable as single life annuities, reduced for early retirement.

attaining age 55 with 5 years of service. Early retirement benefits that commence at age 62 or older are not reduced for early retirement but are reduced for early retirement before age 62 using an early retirement factor of five-twelfths of one percent (5/12%) per month. As of December 31, 2006, three of the named executive officers are eligible for early retirement. These individuals are Messrs. Marshall, Ralls and Hunt.

Benefits under the Qualified Plan and the Non-U.S. Plan can be received in the form of a single life annuity, an actuarially equivalent ten-year certain life annuity, or an actuarially equivalent contingent annuity with 25%, 50%, 75%, or 100% of the participant’s payments continuing for the life of the surviving spouse following the participant’s death. A lump sum option is only available if the actuarial equivalent of the participant’s accrued benefit is less than $10,000.

Benefits under the PEP and the SERP are payable as lump sums, which are equal to the present value of the applicable annuity benefits at the date of determination. Lump sums are calculated using the same mortality table that is used in the qualified plan (currently the 1994 Group Annuity Reserving Mortality Table applicable under IRC Section 417(e) defined by Rev. Rule 2001-62). For the PEP, the interest rate is the same rate used in the qualified plan (currently an interest rate of 4.69% for 2007 distributions). For the SERP, the interest rate is the lesser of 5% or the average monthly Pension Benefit Guaranty Corporation immediate and deferred interest rate for the calendar quarter preceding the date of determination (currently an interest rate of 2.92% for first quarter 2007 distributions).

NON-QUALIFIED DEFERRED COMPENSATION

Under our Key Executive Deferred Compensation Plan, certain employees, including the named executive officers, may voluntarily defer a portion of their base salary and any or all bonuses awarded under the Company’s AIP. Unlike our tax-qualified 401(k) Savings Plan, the participant deferrals under our Key Executive Deferred Compensation Plan are not matched by the Company.

Elections to defer a portion of base salary are made by eligible participants in December of each year for amounts to be deferred in the following year. Participants may elect to defer the portion of their base salary that exceeds the Internal Revenue Code maximum recognizable compensation ($220,000 in 2006). Elections to defer all or a portion of bonus payments are made in June of each year for amounts to be deferred in the following year. Our Deferred Compensation Plan offers key employees a competitive deferral feature that can be used to supplement the limited deferrals permitted under our tax-qualified 401(k) Savings Plan.

Messrs. Marshall and Woolie are the only persons named in the Summary Compensation Table who were participants in the Deferred Compensation Plan in 2006. Details regarding their participation follow.

Name	Executive Contributions In Last Fiscal Year	Company Contributions In Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Withdrawal/ Distribution	Aggregate Balance at Last Fiscal Year End
Jon A. Marshall	$0	$0	$67,700	$0	$529,106
Marion M. Woolie	$0	$0	$3,788	$0	$82,428

(1)	None of the earnings were included as compensation in the Summary Compensation Table.

The investment options available to participants under our Deferred Compensation Plan are the same as those offered in our 401(k) Savings Plan, except that Company stock is not available as an investment option under the Deferred Compensation Plan. The table below shows the funds available under the Deferred Compensation Plan and their rates of return for 2006 as reported by the administrator of the 401(k) Savings Plan.

Name of Fund	Rate of Return
Fidelity Blue Chip Growth	5.54%
Fidelity Diversified International	22.52%
Fidelity Dividend Growth	14.67%
Fidelity Equity Income	19.81%
Fidelity Mid Cap Stock	14.78%
Fidelity OTC Portfolio	9.45%
Fidelity Small Cap Stock	12.37%
Fidelity Low Priced Stock	17.76%
Fidelity Magellan	7.22%
Spartan International Index	26.15%
Vanguard Extended Market Index	14.27%
Vanguard Institutional Index	15.78%
Fidelity Freedom Income	6.37%
Fidelity Freedom 2000	6.76%
Fidelity Freedom 2010	9.46%
Fidelity Freedom 2020	11.61%
Fidelity Freedom 2030	12.90%
Fidelity Freedom 2040	13.49%
Vanguard Asset Allocation	16.12%
Fidelity U.S. Bond Index	4.33%
Fidelity Retirement Money Market	4.82%

Benefits under the Deferred Compensation Plan will be paid according to the participant’s distribution election, which specifies a date for distribution and the form of distribution (lump sum, installments or specific dollar amounts). However, upon proof of a financial hardship and receipt of approval from the Company’s Benefits Administrative Committee, a participant may be allowed to access funds in his or her account earlier than the date specified in the distribution election. Participants who terminate their employment with the Company prior to age 55 will receive an immediate lump sum distribution of their plan account. Participants who retire or become disabled receive distributions based on their distribution election. For participants who die either before receiving a distribution or while receiving installment payments, distributions are made to their designated beneficiary in the manner indicated in the distribution election. If there is a change in control of the Company and the participant is terminated within 24 months of the change in control, the entire balance is distributed to the participant in a lump sum. Participants may withdraw the entire balance at any time subject to a 10% penalty and prohibition from participating in the plan in future years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Agreements

The Company has severance agreements with eight of its executive officers, including Messrs. Marshall, Dawson, Ralls, McCulloch, Hunt and Woolie. The agreements provide severance benefits in the event of termination of employment other than for “cause” or in the event of voluntary termination for “good reason.” The severance benefits that apply when there is a qualifying termination of the executive’s employment or the executive becomes disabled include:

•	two times base annual salary paid as salary continuation;

•

if specifically recommended by the Chief Executive Officer and approved in by the Compensation Committee in their sole and absolute discretion, a lump sum equal to the sum of actual bonuses paid or payable to the executive in the prior two years;

•	gross-up for any applicable excise tax;

•	extension of welfare benefits for the salary continuation period or until employment affording such benefits is secured;

•

immediate vesting of the executive’s SERP benefit as if the executive had attained at least age 55 and at least five years of service, thereby entitling the executive to normal retirement benefits commencing at any time on or after the executive’s normal retirement date, or early retirement benefits commencing at any time on or after executive attains or would have attained age 55;

•	immediate eligibility for non-pension post-retirement benefits as if age 55;

•	distribution of deferred compensation under the non-qualified Deferred Compensation Plan (for more information see description on page 52); and

•	for purposes of calculating the executive’s pension plan benefits, continued accrual of service for the salary continuation period.

If there is a change in control of the Company and the executive has a qualifying termination of employment within the three years following the change in control, the severance benefits include:

•	three times annual base salary paid as salary continuation;

•	a lump sum equal to three times the highest bonus paid or payable in any one year to the executive in the prior three years; and

•	the other severance benefits, not based on salary or bonus, that would apply in a non-change-in-control situation.

Mr. Ralls has entered into an agreement supplemental to his severance agreement specifying a minimum annual base salary of $400,000 and a minimum target bonus equal to 65% of his annual base salary. If Mr. Ralls’ employment terminates due to death, disability or good reason, as defined in the supplemental agreement, or the Company terminates Mr. Ralls without cause, as defined in the supplemental agreement, or his employment is terminated for any reason after he attains age 58 on July 15, 2007, he will be entitled to immediate vesting of benefits under the SERP as if he had attained age 62 and 15 years of service, except that the bonus used to compute benefits shall be the greater of the actual bonus or $250,000.

Generally, under the severance agreements a “change in control” is defined as an occurrence of any of the following events:

•

the acquisition by any individual, entity or group of 35% or more of either (a) the then outstanding ordinary shares of the Company or of any affiliate of the Company by which the executive is employed or which directly or indirectly owns or controls any affiliate by which the executive is employed; or (b) the combined voting power of the then outstanding voting securities of the Company or of any affiliate of the Company by which the executive is employed or which directly or indirectly owns or controls any affiliate by which the executive is employed (there are a number of exceptions to this provision regarding intercompany transfers and transfers involving management);

•	individuals constituting the Board cease for any reason to constitute at least a majority of the Board;

•	approval by the shareholders of a reorganization, merger or consolidation (with some exceptions); and

•

approval by the shareholders of any plan or proposal that would result directly or indirectly in: (a) a complete liquidation or dissolution of the Company or of any affiliate of the Company by which the executive is employed, or (b) the liquidation, transfer sale or other disposition of all or substantially of the assets of the Company or of any affiliate of the Company by which the executive is employed (there are a number of exceptions to this provision).

“Cause” is defined as an act or acts of misconduct harmful to the Company or any of its affiliates, including without limitation any violation of any policy regarding the use and possession of alcohol, illegal drugs, firearms or dangerous weapons that is applicable to the employees of the Company and its affiliates generally, and will not mean inadequate performance or incompetence.

“Good Reason” means, unless the executive has consented in writing thereto, the occurrence of any of the following:

•

a reduction in the executive’s title, or one or more reductions in the executive’s authority, duties or responsibilities which when considered in the aggregate are material, excluding for this purpose any such reductions remedied by the Company or the executive’s employer promptly after receipt of notice thereof given by the executive;

•	a reduction by the Company or the executive’s employer in the executive’s base salary;

•	the relocation of the executive’s office to a location more than 40 miles outside Houston, Texas;

•

following a change in control, unless a plan providing a substantially similar compensation or benefit is substituted, (a) the failure by the Company or any of its affiliates to continue in effect any material fringe benefit or compensation plan, retirement plan, life insurance plan, health and accident plan or disability plan in which the executive is participating prior to the change in control, or (b) the taking of any action by the Company or any of its affiliates that would adversely affect the executive’s participation in or materially reduce the executive’s benefits under any of such plans or deprive the executive of any material fringe benefit; or

•

following a change in control, the failure of the Company or the affiliate of the Company by which the executive is employed, or any affiliate which directly or indirectly owns or controls any affiliate by which the executive is employed, to obtain the assumption in writing of the Company’s obligation to perform the executive’s severance agreement by any successor to all or substantially all of the assets of the Company or such affiliate within 15 days after a reorganization, merger, consolidation, sale or other disposition of assets of the Company or such affiliate.

Other Change-in-Control Arrangements

In addition to the change-in-control provisions in the severance agreements described above, the terms of our outstanding stock options and restricted stock under our incentive plans provide that the right to exercise all options remaining unexercised shall accelerate, so that such options will become immediately exercisable, and restricted stock will vest upon a change in control as defined in the plans.

In the case of outstanding performance units, if a change of control as defined in the terms of the performance unit awards occurs during the three-year performance cycle, the holders of the performance units are entitled to one-third of the performance units for each full year and each partial year that has elapsed during the performance cycle prior to the change in control. Those performance units will be paid on the date of the change in control at a payout value equal to the target value ($25 per unit). The balance of the performance units would ordinarily be forfeited, but inasmuch as, subsequent to December 31, 2006, the only performance units that are presently outstanding are in the final year of their three-year performance cycle, all of the presently outstanding performance units would be paid on the date of the change in control with no forfeiture.

Payments and Potential Payments to Named Executive Officers

As discussed above, the Company has entered into agreements and maintains certain plans that will require the Company to provide compensation to named executive officers of the Company in the event of a termination of employment or a change in control of the Company. The amount of compensation payable to each named executive officer, except Mr. Woolie, in various scenarios is listed in the tables below, assuming in each case that a termination or change of control occurred December 31, 2006, and, where applicable, using the December 29, 2006, closing price of our ordinary shares of $58.78 per share. Mr. Woolie ceased to serve as an executive officer in December 2006, and his active employment was terminated without cause in January 2007. As a result, a table reflecting the benefits relating only to his actual termination follows the tables for the other named executive officers. The following tables do not include amounts payable pursuant to plans that are available generally to all salaried employees. The amounts in the tables show only the value of amounts payable or benefits due to enhancements in connection with each termination scenario. The footnotes for all of the tables follow the final table.

The following table describes the potential payments upon termination or a change in control of the Company for Mr. Marshall, the Company’s President and Chief Executive Officer.

	Termina- tion for Cause	Retirement/ Voluntary Termina- tion(1)		Death		Disability		Termina- tion Without Cause or for Good Reason(2)		Change in Control(3)		Termina- tion Without Cause or for Good Reason Following a Change in Control(4)
Severance Payments
Salary	None	None		None		$1,550,000	(5)(6)	$1,550,000	(5)	N/A		$2,325,000	(7)
Bonus	None	None		None		$1,193,000	(8)	$1,193,000	(8)	N/A		$1,965,000	(9)
Performance Units(10)	None	$925,000	(11)	$925,000	(11)	$925,000	(11)	$616,667	(12)	$616,667	(13)	$616,835	(13)
Enhanced Retirement (pension, SERP, PEP)(14)	None	None		None		$1,604,689		$1,604,689		$1,351,795		$1,351,795
Welfare benefits continuation	None	None		None		$26,978		$26,978		N/A		$40,467
Equity Awards(15)
PARSUs	None	(16)		$2,962,512		$2,962,512		(16)		$2,962,512		$2,962,512
Options	None	(16)		$3,062,664		$3,062,664		(16)		$3,062,664		$3,062,664
SARs	None	(16)		$1,117,322		$1,117,322		(16)		$1,117,322		$1,117,322
Tax Gross-up(17)	N/A	N/A		N/A		N/A		N/A		None		None

The following table describes the potential payments upon termination or a change in control of the Company for Mr. Dawson, the Company’s Senior Vice President and Chief Financial Officer.

	Termina- tion for Cause	Retirement/ Voluntary Termina- tion(1)		Death		Disability		Termina- tion Without Cause or for Good Reason(2)		Change in Control(3)		Termina- tion Without Cause or for Good Reason Following a Change in Control(4)
Severance Payments
Salary	None	None		None		$650,000	(5)(6)	$650,000	(5)	N/A		$975,000	(7)
Bonus	None	None		None		$333,800	(8)	$333,800	(8)	N/A		$535,500	(9)
Performance Units(10)	Forfeited	Forfeited	(11)	$270,000	(11)	$270,000	(11)	$180,000	(12)	$180,000	(13)	$188,546	(13)
Enhanced Retirement (pension, SERP, PEP)(14)	None	None		None		$1,644,590		$1,644,590		$1,888,306		$1,888,306
Welfare benefits continuation	None	None		None		$20,140		$20,140		N/A		$30,210
Equity Awards(15)
PARSUs	None	None		$943,772		$943,772		$366,905		$943,772		$943,772
Options	None	None		$1,144,740		$1,144,740		$356,344		$29,601		$29,601
SARs	None	None		$386,048		$386,048		None		$67,974		$67,974
Tax Gross-up(17)	N/A	N/A		N/A		N/A		N/A		None		$1,175,963

The following table describes the potential payments upon termination or a change in control of the Company for Mr. Ralls, the Company’s Executive Vice President and Chief Operating Officer.

	Termina- tion for Cause	Retirement/ Voluntary Termina- tion(1)		Death		Disability		Termina- tion Without Cause or for Good Reason(2)		Change in Control(3)		Termina- tion Without Cause or for Good Reason Following a Change in Control(4)
Severance Payments
Salary	None	None		None		$950,000	(5)(6)	$950,000	(5)	N/A		$1,425,000	(7)
Bonus	None	None		None		$561,500	(8)	$561,500	(8)	N/A		$1,012,500	(9)
Performance Units(10)	None	$487,500	(11)	$487,500	(11)	$487,500	(11)	$325,000	(12)	$325,000	(13)	$324,851	(13)
Enhanced Retirement (pension, SERP, PEP)(14)	None	None		None		$1,685,673		$1,685,673		$2,269,017		$2,269,017
Welfare benefits continuation	None	None		None		$27,176		$27,176		N/A		$40,764
Equity Awards(15)
PARSUs	None	(16)		$1,516,524		$1,516,524		(16)		$1,516,524		$1,516,524
Options	None	(16)		$1,222,353		$1,222,353		(16)		$1,222,353		$1,222,353
SARs	None	(16)		$564,224		$564,224		(16)		$564,224		$564,224
Tax Gross-up(17)	N/A	N/A		N/A		N/A		N/A		None		None

The following table describes the potential payments upon termination or a change in control of the Company for Mr. McCulloch, the Company’s Senior Vice President and General Counsel.

	Termina- tion for Cause	Retirement/ Voluntary Termina- tion(1)		Death		Disability		Termina- tion Without Cause or for Good Reason(2)		Change in Control(3)		Termina- tion Without Cause or for Good Reason Following a Change in Control(4)
Severance Payments
Salary	None	None		None		$710,000	(5)(6)	$710,000	(5)	N/A		$1,065,000	(7)
Bonus	None	None		None		$403,100	(8)	$403,100	(8)	N/A		$663,300	(9)
Performance Units(10)	Forfeited	Forfeited	(11)	$387,500	(11)	$387,500	(11)	$258,333	(12)	$258,333	(13)	$258,215	(13)
Enhanced Retirement (pension, SERP, PEP)(14)	None	None		None		$2,249,449		$2,249,449		$2,217,077		$2,217,077
Welfare benefits continuation	None	None		None		$26,630		$26,630		N/A		$39,945
Equity Awards(15)
PARSUs	None	None		$1,169,722		$1,169,722		$525,905		$1,169,722		$1,169,722
Options	None	None		$1,074,793		$1,074,793		$872,736		$1,074,793		$1,074,793
SARs	None	None		$422,240		$422,240		None		$422,240		$422,240
Tax Gross-up(17)	N/A	N/A		N/A		N/A		N/A		None		None

The following table describes the potential payments upon termination or a change in control of the Company for Mr. Hunt, the Company’s Senior Vice President, Marketing.

	Termina- tion for Cause	Retirement/ Voluntary Termina- tion(1)		Death		Disability		Termina- tion Without Cause or for Good Reason(2)		Change in Control(3)		Termina- tion Without Cause or for Good Reason Following a Change in Control(4)
Severance Payments
Salary	None	None		None		$690,000	(5)(6)	$690,000	(5)	N/A		$1,035,000	(7)
Bonus	None	None		None		$462,125	(8)	$462,125	(8)	N/A		$921,375	(9)
Performance Units(10)	None	$312,500	(11)	$312,500	(11)	$312,500	(11)	$208,333	(12)	$208,333	(13)	$208,238	(13)
Enhanced Retirement (pension, SERP, PEP)(14)	None	None		None		$459,004		$459,004		$1,316,167		$1,316,167
Welfare benefits continuation	None	None		None		$26,564		$26,564		N/A		$39,846
Equity Awards(15)
PARSUs	None	(16)		$1,287,282		$1,287,282		(16)		$1,287,282		$1,287,282
Options	None	(16)		$393,030		$393,030		(16)		$393,030		$393,030
SARs	None	(16)		$410,176		$410,176		(16)		$410,176		$410,176
Tax Gross-up(17)	N/A	N/A		N/A		N/A		N/A		None		None

(1)

In the case of Messrs. Marshall, Ralls and Hunt, each of whom was eligible for early retirement (at or above age 55) as of December 31, 2006, the information set forth in this column reflects benefits upon early retirement (which for purposes of the information in the table are the same as benefits upon retirement at normal retirement age). In the case of Messrs. Dawson and McCulloch, each of whom was not eligible for early retirement as of December 31, 2006, the information set forth in this column reflects benefits upon voluntary termination.

(2)	Assumes a termination of employment by the Company without cause or by the executive for good reason, in the absence of a change in control.
(3)	Assumes a change in control effective December 31, 2006. The amounts in this column relate to “single-trigger” benefits, which accrue solely by reason of a change in control.
(4)

Assumes a change in control has occurred and employment is terminated by the Company without cause or by the executive for good reason effective December 31, 2006. The amounts shown in this column include but are not limited to all the amounts that accrue solely by reason of a change in control (see note (3)).

(5)	Amount equal to two times annual base salary, which would be paid as 24 months of salary continuation.
(6)

In the case of termination due to disability, salary continuation amounts will be reduced by the amount of any disability payments received by the executive that have been funded or insured wholly or in part at the expense of the Company or any of its affiliates. The amounts shown assume no such reduction.

(7)	Amount equal to three times annual base salary, which would be paid as 36 months of salary continuation.
(8)

Amount equal to sum of actual bonuses paid or payable in the prior two years (therefore bonuses with respect to 2004 and 2005). In the event of a termination by reason of disability or by the Company without cause or by the executive for good reason, such an amount is payable if recommended by the Company’s Chief Executive Officer and approved by the Compensation Committee.

(9)	Amount equal to three times the highest bonus paid or payable in any one year to the executive during the prior three years (therefore bonuses with respect to 2003, 2004 or 2005).
(10)

Information set forth in this row relates to performance units granted on February 28, 2005, with respect to the Company’s performance over the three-year period ended December 31, 2007. Absent a change in control or termination of employment, the cash payout of the performance units at maturity varies as a percentage (0%—200%) of the target value ($25 per unit) and is dependent on the actual performance of the Company during the period from January 1, 2005, through December 31, 2007, as measured by (i) the Company’s return on invested capital relative to the Company’s cost of capital, and (ii) the Company’s total shareholder return relative to the Company’s peer group total shareholder return, all as defined for purposes of the terms of the performance unit awards.

(11)

In the event of a voluntary termination of employment by an executive who is not eligible for early retirement, all of the performance units relating to the 2005-2007 performance period will be forfeited. In the event of a termination of employment due to death, disability, or early retirement (for executives eligible for early retirement), the performance units will pay out at maturity on the basis of the Company’s performance, as if the executive had not died, become disabled, or retired. Amounts set forth above for termination due to death or, where applicable, early retirement, reflect the payout of all of the performance units for the 2005-2007 cycle at the target value of $25 per unit. The actual amount that will pay out for the three-year performance period ending December 31, 2007, is not yet known and could be more or less than the amount set forth above, and accordingly the amount set forth above does not necessarily reflect what the executive will receive pursuant to this award or would have received had employment been terminated on December 31, 2006.

(12)

In the event of termination of employment by the Company without cause or by the executive for good reason (in the absence of a change in control), the executive becomes vested as to a pro rata portion of the performance units based on each year or partial year of service. Accordingly, assuming a termination of employment as of December 31, 2006, the executive would become vested as to 2/3 of the performance unit award. The portion of the performance units as to which the executive is vested will pay out at maturity on the basis of the Company’s performance, as if the executive’s employment had not been terminated. Amounts set forth above for these termination events are the payout of 2/3rds of the performance units for the 2005-2007 cycle at the target value of $25 per unit. The actual amount that will pay out for the three-year performance period ending December 31, 2007, is not yet known and could be more or less than the amount set forth above, and accordingly the amount set forth above does not necessarily reflect what the executive will receive pursuant to this award or would have received had employment been terminated on December 31, 2006.

(13)

Upon a change in control, the executive becomes entitled to an immediate payout of a pro rata portion of the performance units based on each year or partial year of service at the target value ($25 per unit). Accordingly, the amount set forth above assuming a change in control on December 31, 2006, is equal to $25 multiplied by 2/3rds of the number of performance units granted to the executive for the 2005-2007 cycle.

(14)

This amount reflects the incremental present value of the continued accrual of service for the salary continuation period for purposes of all pension benefits and the immediate vesting of the executive’s SERP benefits as if the executive had attained at least age 55 and at least five years of service. In addition, in the case of Mr. Ralls, this amount reflects the incremental present value of his supplemental agreement, which provides that, in the case of termination due to death, disability, by the Company without cause , or by Mr. Ralls for good reason, or if his employment is terminated for any reason after he attains age 58 (he was 57 at December 31, 2006), he is entitled to immediate vesting of benefits under the SERP as if he had attained age 62 and 15 years of service and the bonus used to compute benefits shall be the greater of the actual bonus or $250,000. The amounts set forth represent only the present value of the additional benefit derived from these enhancements and does not include the present value of the regular pension benefits that would also be payable.

(15)

These amounts are only the incremental benefit attributable to the acceleration of equity awards in the termination scenario. Accordingly, the amounts set forth do not include the value of equity awards as to which the executive is already vested.

•	In the case of executives who are not yet eligible for early retirement, the unvested portions of equity awards are forfeited upon voluntary termination of employment.

•

In the case of death, disability, or a change in control, the unvested portion of the equity awards vest in full immediately. The amounts set forth are the value of the unvested portion of the award at December 31, 2006, based on the closing price of $58.78 per share.

•

In the case of termination by the Company without cause or by the executive for good reason (if the executive is not eligible for retirement), the unvested portion of options and PARSUs vest on a pro rata basis (based on the number of months or partial months worked). Pro rata vesting of SARs occurs only if the award has reached its first vesting date. The amounts set forth are the value of the unvested portion of the award that would vest assuming a termination at December 31, 2006, based on the closing price of $58.78 per share.

(16)

In the case of the executives who are eligible for early retirement, the award continues to vest in accordance with its terms, except that if the executive goes to work for a competitor of the Company the unvested portion is forfeited. The “in-the-money” value of the unvested portion of the award at December 31, 2006, is the same as the amounts shown in the table for these awards in the event of death, disability or change in control. The actual value of the awards upon vesting at future dates is not yet known and may be more or less than that amount.

(17)

If severance benefits upon a change in control (including cash severance payments, the value of accelerated vesting of incentive awards, the value of pension enhancements and benefits continuation) are greater than three times the executive’s average annual W-2 taxable compensation for the preceding five years, then under the Internal Revenue Code an “excise tax” of 20% is imposed on the executive on the portion of the severance benefits that exceed one times that average. If such an excise tax is applicable, then under the severance agreements the Company will make a “gross-up payment” to the executive equal to that excise tax, as well as the excise tax and income tax imposed on the gross-up payment itself. The amount set forth is the estimated gross-up payment payable by the Company to Mr. Dawson assuming a change in control and termination of employment effective December 31, 2006. Using the same estimating procedures, no gross-up payment would be payable with respect to the other named executive officers.

The following table describes severance payments and other benefits to Mr. Woolie in connection with his termination of active employment in January 2007.

	Termination Other Than for Cause
Severance Payments
Salary(1)	$690,000
Lump Sum(2)	$355,500
Add’l Lump Sum(3)	$179,000
Performance Units(4)	$627,900
Retirement Benefits(5)
Qualified Plan	$6,017	per month
PEP	$1,572,000	lump sum
SERP	$733,000	lump sum
Welfare benefits continuation(6)	$26,564
Equity Awards(7)
PARSUs	$471,827
Options	$352,280
SARs	$3,275
Tax Gross-up	N/A

(1)	Two times annual base salary paid over a two-year period, the commencement of which is delayed until July 11, 2007, in order to comply with Section 409A.
(2)	A lump sum equal to the equal to the sum of bonuses paid to Mr. Woolie in the two years prior to his termination of employment.
(3)	A special recognition lump sum awarded to Mr. Woolie by the Compensation Committee for his contributions to the Company during his employment.
(4)

This amount is the actual payment of the performance units for the 2004-2006 performance cycle and the value of performance units for the 2005-2007 cycle if paid at target. Mr. Woolie held 15,000 performance units for the 2004-2006 performance cycle. These units will pay at $19.36 per unit, but the payment of the units to Mr. Woolie has been delayed until July 12, 2007. In addition, Mr. Woolie held 13,500 performance units for the 2005-2007 performance cycle. The amount set forth is the payout of the performance units for the 2005-2007 cycle at the target value of $25 per unit. The actual amount that will pay out for the three-year performance period ending December 31, 2007, is not yet known and may be more or less than the amount set forth, and accordingly the amount set forth does not necessarily reflect what Mr. Woolie will receive.

(5)

These amounts are Mr. Woolie’s projected benefits from all three plans. The projected benefits are based on Mr. Woolie’s salary continuation pay period ending on July 11, 2009, and the assumption that he will then elect to retire immediately. Amounts have not been discounted to present value.

(6)	This amount is the cost to the Company of Mr. Woolie’s welfare benefits during the salary continuation pay period.
(7)

These amounts are only the incremental benefit attributable to the acceleration of unvested equity awards resulting from Mr. Woolie’s termination. Accordingly, the amounts set forth do not include the value of equity awards as to which he is already vested. The value of the accelerated equity was determined using the fair market value of $52.18 per share on the last day of Mr. Woolie’s active employment.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2006.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted average exercise price of outstanding options, warrants and rights(1)(2)	(c) Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by shareholders(4)	6,555,734	$31.0990	3,016,825
Equity compensation plans not approved by shareholders	—	—	—
Total	6,555,734	$31.0990	3,016,825

(1)	Includes SARs.
(2)	Restricted stock awards are not considered in the weighted average exercise price calculation.
(3)

The GlobalSantaFe 2003 Long-Term Incentive Plan (the “2003 Incentive Plan”) was amended and restated on June 7, 2005, to provide for a maximum of 4,500,000 ordinary shares of the Company as to which future awards may be granted, plus (i) shares forfeited under awards granted on or after June 7, 2005, pursuant to the 2003 Incentive Plan, (ii) shares delivered as payment or delivered or withheld for taxes under the 2003 Incentive Plan, and (iii) shares delivered in substitution of outstanding awards or obligations to grant future awards under plans of other companies acquired by the Company or a related company. Prior to the June 7, 2005, amendment and restatement, the 2003 Incentive Plan incorporated the GlobalSantaFe 1998 Stock Option and Incentive Plan, the GlobalSantaFe 2001 Long-Term Incentive Plan, and the GlobalSantaFe 2001 Non-Employee Director Stock Option and Incentive Plan (collectively, the “Prior Incentive Plans”). The amended and restated 2003 Incentive Plan incorporates the issued and outstanding shares under the Prior Incentive Plans prior to June 7, 2005, but no new awards will be granted out of shares reserved for the Prior Incentive Plans. All of the shares set forth in column (c) may be issued as stock awards under the 2003 Incentive Plan.

(4)

Certain of the Prior Incentive Plans were plans of Global Marine assumed by the Company under the 2001 merger agreement with Global Marine (“Assumed Plans”). Shares to be issued upon exercise of outstanding options (3,279,205) under the Assumed Plans are included in the amounts set forth in the table. No new awards will be granted out of shares available reserved under Prior Incentive Plans and, accordingly, those shares are not included in the amounts set forth in the table. Certain other equity compensation plans of Global Marine were not assumed under the merger agreement, although the individual outstanding awards under those plans were assumed. At December 31, 2006, there were 144,516 shares subject to those options, which are not reflected in the table above. The weighted average of the exercise price of those options at December 31, 2006, was $36.7081.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditor for the Company and its subsidiaries for the year ending December 31, 2007, subject to ratification by the shareholders. Accordingly, the Committee seeks shareholder ratification of the appointment. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2007 Annual General Meeting of Shareholders to make a statement if they desire to do so and to respond to appropriate questions.

Requisite Vote. The vote required for ratification of the appointment of PricewaterhouseCoopers LLP as independent auditor is a majority of the votes cast. The Audit Committee recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Company and its subsidiaries for the year ending December 31, 2007.

OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

All of the members of the Compensation Committee of our Board of Directors are independent under the independence requirements of the New York Stock Exchange. No current or former officer or employee of the Company serves on the Company’s Compensation Committee or served on that committee at any time during 2006 or any prior year.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s ordinary shares, to file initial reports of ownership and reports of changes in ownership of the Company’s equity securities with the Securities and Exchange Commission. Based solely on a review of such reports furnished to the Company and written representations that no report on Form 5 was required for 2006, the Company believes that no director, officer or beneficial owner of more than ten percent of the ordinary shares failed to file a report on a timely basis during 2006.

Solicitation

The cost of this proxy solicitation will be borne by the Company. It is expected that the solicitation will be primarily by mail, telephone and facsimile. The Company has arranged for Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to solicit proxies in such manner at a cost of $10,000 plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers, and other employees of the Company in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through brokers, custodians, and other nominees or fiduciaries to owners of ordinary shares. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection therewith.

Shareholders’ Proposals

The U.S. federal securities laws provide each shareholder with a limited right to propose for inclusion in the Company’s proxy statement a single proposal for action to be taken at the annual general meeting. Proposals intended to be presented at the annual general meeting to be held in 2008 and otherwise eligible must be directed to the Company’s Secretary at 15375 Memorial Drive, Houston, Texas 77079-4101, and must be received no later than January 2, 2008.

If a shareholder desires to bring a matter before an annual general meeting and the matter is not eligible or is not timely submitted for inclusion in the Company’s proxy statement, or if the stockholder desires to nominate a person to be a director, the shareholder must follow the procedures outlined in the Company’s Articles of Association. The Articles of Association require timely notice in writing of the matter or nomination, and receipt of the written notice by the Company’s Secretary not later than the close of business on the 90th day prior to the anniversary of the originally scheduled date of the preceding year’s annual general meeting. The deadline for delivery and receipt of such notices for the 2007 Annual General Meeting of Shareholders was the close of business on February 22, 2007, and the deadline for delivery and receipt of such notices for the 2008 Annual General Meeting of Shareholders is the close of business on March 10, 2008 . A copy of the Company’s Articles of Association is available upon request from the Company’s Secretary at 15375 Memorial Drive, Houston, Texas 77079-4101.

Other Matters to be Presented

The Company has not been notified of and the Board of Directors does not know of any other matters to be presented for action at the 2007 Annual General Meeting of Shareholders. If any other matters should properly come before the Annual General Meeting, the proxy holders intend to vote on such matters in accordance with their best judgment.

GLOBALSANTAFE CORPORATION

By	ALEXANDER A. KREZEL
Secretary

Houston, Texas

April 30, 2007

Appendix A

DIRECTOR INDEPENDENCE STANDARDS

Pursuant to the New York Stock Exchange Corporate Governance Rules, a majority of the Board of Directors (“Board”) of GlobalSantaFe Corporation (the “Company”) must be independent. No director will be deemed independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, shareholder or partner of an organization that has a relationship with the Company. The Board will observe and comply with all additional criteria for independence established by the New York Stock Exchange and other governing laws and regulations.

To assist it in its determinations of director independence, the Board has established the following standards to apply when assessing the independence of a director and the materiality of a director’s relationship with the Company:

A. A director will not be independent if, within the preceding three years:

•	the director was employed by the Company or any of its direct or indirect subsidiaries or affiliates;

•	an immediate family member of the director was employed by the Company as an executive officer;

•	the director was employed by or affiliated with the Company’s present or former independent auditors;

•	an immediate family member of the director was affiliated with or employed in a professional capacity by the Company’s present or former independent auditors;

•

the director was employed, or an immediate family member of the director was employed as an executive officer of another company where any of the Company’s present executives served on its compensation committee;

•	the director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company, other than director and committee fees; or

•

the director of the Company was an executive officer or an employee, or an immediate family member of the director was an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1,000,000, or (b) 2% of such other company’s consolidated gross revenues.

B. The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

•

if a director of the Company is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of (a) $1,000,000 or (b) 2% of such other company’s consolidated gross revenues;

•

if a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness is less than 2% of the consolidated assets of the company wherein the director serves as an executive officer;

A-1

•

if the director is an executive officer of another company in which the Company owns a common stock interest, and the amount of the common stock interest is less than 5% of the total shareholders equity of the company where the director serves as an executive officer; or

•

if a director of the Company serves as an officer of a charitable organization, and the Company’s contributions to the organization in any single fiscal year are less than the greater of (a) $1,000,000 or (b) 2% of that organization’s gross revenues.

C. For relationships not covered by Section B above, the determination of whether the relationship is material or not, and whether the director would be independent, shall be made by the directors who satisfy the independence guidelines set forth in Sections A and B above. The Company will explain in its proxy statement any Board determination that a relationship was immaterial in the event that it did not meet the categorical standards of immateriality set forth in Section B above.

Members of the Audit Committee of the Board are subject to heightened standards of independence, as provided for within the Audit Committee charter.

A-2

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — GLOBALSANTAFE CORPORATION

15375 Memorial Drive

Houston, Texas 77079-4101 U.S.A.

This Proxy is Solicited on Behalf of the Board of Directors

For the Annual General Meeting of Shareholders – June 7, 2007

The undersigned hereby appoints Jon A. Marshall, W. Matt Ralls, and James L. McCulloch as proxies, each with the power to appoint his substitute, and hereby authorizes each or any of them to represent and to vote, as designated on the reverse side, all the ordinary shares held of record by the undersigned as of the close of business on April 9, 2007, at the annual general meeting of shareholders of GlobalSantaFe Corporation scheduled to be held at 15375 Memorial Drive, Houston, Texas 77079-4101 U.S.A. on June 7, 2007, at 8:00 a.m. Central Time, and any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 7, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual General Meeting Proxy Card                             123456            C0123456789            12345

Ú  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold	+
01 - Edward R. Muller* (Class I)	☐	☐	02 - John L. Whitmire* (Class I)	☐	☐

*	Each to serve until the annual general meeting of shareholders to be held in 2010 or until their successors have been duly qualified.

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2007.	For ☐	Against ☐	Abstain ☐

The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the Meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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